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EXHIBIT 10.01

AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE

        THIS AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE (this "Agreement") is entered into as of April 11, 2002 by and between Paul-Son Gaming Corporation, a Nevada corporation ("Paul-Son") and Etablissements Bourgogne et Grasset SA, a société anonyme organized under the laws of the Republic of France ("B&G").

R E C I T A L S

        A. Paul-Son and B&G have determined that it is in the best interest of their respective stockholders to combine the table gaming equipment supplies and manufacturing operations and other related businesses of B&G with Paul-Son's businesses (the "Combination").

        B. The Combination will be effected by the terms of this Agreement through (i) the purchase by Paul-Son of all of the issued and outstanding capital stock of The Bud Jones Company, Inc., a Nevada corporation and a wholly owned subsidiary of B&G ("Bud Jones"), and (ii) an exchange of shares between Paul-Son and B&G pursuant to Chapter 92A of the Nevada Revised Statutes (the "NRS").

        C. Concurrently with the execution and delivery of this Agreement, The Paul S. Endy, Jr. Living Trust, the current controlling stockholder of Paul-Son, Eric Endy, certain other Endy Family Trusts and the stockholders of B&G (the "B&G Stockholders") have entered into a stock purchase agreement (the "Endy Stock Purchase Agreement"), whereby the Endy Trust has agreed to sell, and the B&G Stockholders have agreed to purchase from the Endy Trust, 670,000 shares of Paul-Son common stock (subject to adjustment as provided in the Endy Stock Purchase Agreement) at an aggregate price of $1,000,000 (the "Endy Shares").

        D. The respective boards of directors of Paul-Son and B&G have each approved and adopted this Agreement and approved the transactions contemplated hereby.

        E. The B&G Stockholders have unanimously approved and adopted this Agreement and approved the transactions contemplated hereby.

        THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

CLOSING; PURCHASE; EXCHANGE

SECTION 1.1    THE CLOSING

        Subject to the terms and conditions of this Agreement, the consummation of the Combination and the other transactions contemplated hereby, the closing (the "Closing") shall take place as promptly as practicable (and in any event within three business days after the satisfaction or waiver of the conditions set forth in Article VI hereof), at the offices of CMS Bureau Francis Lefebvre-New York, 712 Fifth Avenue, 29th floor, New York, New York, or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date."

SECTION 1.2    STOCK PURCHASE; CONSIDERATION

        The parties agree that, on the terms and subject to the conditions of this Agreement, at the Closing, Paul-Son will purchase from B&G, and B&G will transfer, sell and convey to Paul-Son, an aggregate of 15,000 shares of common stock, $1.00 par value per share, of Bud Jones (the "Bud Jones Shares"), representing all of the issued and outstanding capital stock of, and all of the voting power in, Bud Jones. In consideration for the Bud Jones Shares, Paul-Son shall deliver its Promissory Note in the principal amount of $6,417,216.00 in the form attached hereto as Exhibit A (the "Note").

SECTION 1.3    SHARE EXCHANGE

        The parties agree on the terms and subject to the conditions of this Agreement to effect a share exchange (the "Share Exchange") pursuant to Chapter 92A of the NRS, such that, at the Effective Time (as hereinafter defined), all of the 225,184 outstanding shares of capital stock of B&G (the "B&G Shares"), representing all of issued and outstanding capital stock of, and all of the voting power in, B&G (the "B&G Capital Stock"), shall be exchanged for (a) an aggregate of 3,969,026 newly-issued shares of Paul-Son's Common Stock, par value $.01 per share ("Paul-Son Common Stock") (or 17.6257 shares of Paul-Son Common Stock for each B&G Share), or such other number of shares of Paul-Son Common Stock as shall constitute, immediately after the Effective Time, 53.45% of the shares of Paul-Son Common Stock Outstanding (as hereinafter defined) and (b) warrants in the form attached hereto as Exhibit B (the "Warrants") to purchase in the aggregate that number of shares of Paul-Son Common Stock which equals the total number of shares of Paul-Son Common Stock issuable pursuant to all "Stock Issuance Rights" (as defined in the Warrants) outstanding immediately prior to the Closing. For purposes of this Agreement, "Outstanding", when used with reference to the shares of Paul-Son Common Stock, shall mean all shares of Paul-Son Common Stock issued and outstanding immediately following the Effective Time, after giving effect to the issuance of Paul-Son Common Stock pursuant to the Share Exchange, but without giving effect to shares issuable pursuant to any "Stock Issuance Right". At the Effective Time, B&G shall become a wholly owned subsidiary of Paul-Son.

SECTION 1.4    EFFECTIVE TIME

        At the Closing, Paul-Son shall cause articles of exchange (the "Articles of Exchange") to be executed and filed with the Secretary of State of the State of Nevada in accordance with Chapter 92A of the NRS. The Share Exchange shall become effective at such time as the Articles of Exchange are duly filed with the Secretary of State of the State of Nevada, or at such other time as Paul-Son and B&G shall agree and specify in the Articles of Exchange (the "Effective Time").

SECTION 1.5    EFFECTS OF SHARE EXCHANGE

        At the Effective Time, the effects of the Share Exchange shall be as provided in this Agreement, the Articles of Exchange and the applicable provisions of Chapter 92A of the NRS. Without limiting the generality of the foregoing, the owners' interests in B&G shall be exchanged as provided herein and the B&G Stockholders shall be entitled only to the rights provided in this Agreement, the Articles of Exchange and Chapter 92A of the NRS.

ARTICLE II.

PROCEDURES; TAX TREATMENT

SECTION 2.1    EXCHANGE PROCEDURES

        At the Effective Time, upon delivery by B&G of (a) ordres de mouvement (share transfer forms) duly executed by the B&G Stockholders relating to all of the B&G Shares, (b) a copy of the share transfer register of B&G showing the transfer of B&G shares in favor of Paul-Son, and (c) any other instrument or document necessary to transfer good title in the B&G Shares to Paul-Son, Paul-Son shall issue and deliver certificates representing the number of shares of Paul-Son Common Stock and the number of Warrants that each B&G Stockholder has the right to receive pursuant to Section 1.3. The shares of Paul-Son Common Stock issued pursuant to the Share Exchange are referred to herein as the "Paul-Son Shares". B&G shall deliver payment by the B&G Stockholders of all applicable transfer taxes or similar levies and any applicable registration duties arising out of the transactions contemplated by this Agreement under French law and shall provide to Paul-Son a copy of this Agreement duly stamped and evidencing such payment, within ten days of the Closing. Paul-Son shall deliver payment of all applicable transfer taxes or similar levies and any applicable registration duties arising out of the transactions contemplated by this Agreement under U.S. federal, state or local law and shall provide to B&G a copy of this Agreement duly stamped and evidencing such payment, within ten days of the Closing.

SECTION 2.2    NO FURTHER RIGHTS IN B&G SHARES

        All Paul-Son Shares and Warrants issued upon exchange of the B&G Shares in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such B&G Shares.

SECTION 2.3    TAX AND ACCOUNTING TREATMENT

        The parties hereto acknowledge and agree that the Combination contemplated hereby shall be treated for U.S. tax purposes only as a taxable sale transaction under the Internal Revenue Code of 1986, as amended (the "Code"). The parties further agree that the Combination contemplated hereby shall be accounted for under the purchase accounting method.

SECTION 2.4    PROCEDURE AT THE CLOSING

        At the Closing, the parties agree that the following shall occur:

        (a)  The conditions set forth in Sections 6.1 and 6.3 shall have been satisfied and B&G shall deliver to Paul-Son the documents, certificates, consents and letters required by Section 6.3;

        (b)  The conditions set forth in Sections 6.1 and 6.2 shall have been satisfied and Paul-Son shall deliver to B&G the documents, certificates, consents and letters required by Section 6.2;

        (c)  B&G shall deliver to Paul-Son certificates representing the Bud Jones Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank; and

        (d)  Paul-Son shall deliver to B&G the Note, duly executed by Paul-Son.

SECTION 2.5    ENGLISH TRANSLATION

        B&G shall provide a true and correct English translation at B&G's sole cost of any non-English language document, certificate or other writing, delivered or deliverable by B&G, as may be reasonably requested by Paul-Son from time to time.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF B&G

        B&G makes the representations and warranties to Paul-Son contained in this Article III and in the disclosure schedule delivered by B&G to Paul-Son on or before the date of this Agreement (the "B&G Disclosure Schedule"). The B&G Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

SECTION 3.1    ORGANIZATION OF THE B&G COMPANIES

        Each of B&G and Bud Jones (collectively the "B&G Companies") is a société anonyme or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Schedule 3.1 of the B&G Disclosure Schedule, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the B&G Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction specified opposite its name in Schedule 3.1 of the B&G Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, would not be reasonably likely to have a material adverse effect on the business or properties, financial condition or results of operations of the B&G Companies, taken as a whole (a "B&G Material Adverse Effect"); provided, however, that the effect of economic changes that are applicable to the gaming industry generally, or the gaming industry in markets in which the B&G Companies conduct business, shall be excluded from the definition of "B&G Material Adverse Effect" and from any determination as to whether a B&G Material Adverse Effect has occurred or may occur with respect to the B&G Companies. B&G has delivered to Paul-Son a true and correct copy of the statuts of B&G and all other documents creating and governing the legal status of B&G as a société anonyme under the laws of the Republic of France, each document as amended to the date of this Agreement. Bud Jones has delivered to Paul-Son a true and correct copy of its articles of incorporation and bylaws, in each case as amended to the date of this Agreement. Assuming compliance by Paul-Son and its Subsidiaries (as defined below) with all B&G Gaming Laws (as defined in Section 3.15(b)) (including obtaining all necessary consents and approvals), the organizational documents of the B&G Companies do not contain any provision that would limit or otherwise restrict the ability of Paul-Son, following the Closing Date, from owning or operating B&G or Bud Jones on the same basis as B&G. Neither of the B&G Companies directly or indirectly owns (other than B&G's ownership interests in Bud Jones) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for such equity or similar interests in, any corporation, partnership, limited liability company, société anonyme, joint venture or other business association or entity. As used in this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation, limited liability company, partnership, société anonyme or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership, société anonyme or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

SECTION 3.2    CAPITALIZATION

        (a)  The B&G Capital Stock consists of 225,184 ordinary shares, par value 35.53 Euros per share, which represent 100% of the issued and outstanding equity securities of, and 100% of the voting power in, B&G. As of the date hereof, 225,184 ordinary shares of B&G were issued and outstanding. No shares of B&G Capital Stock are held in the treasury of B&G or a Subsidiary of B&G. As of the date of this Agreement, B&G has not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of B&G or the value of shares of B&G Capital Stock. Except as disclosed in Schedule 3.2(a) of the B&G Disclosure Schedule, there are no obligations, contingent or otherwise, of the B&G Companies to repurchase, redeem or otherwise acquire any shares of B&G Capital Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. All of the outstanding shares of B&G Capital Stock are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Schedule 3.2(a) of the B&G Disclosure Schedule, all such shares and ownership interests are owned by the B&G Stockholders free and clear of all security interests, liens, claims, pledges, agreements, limitations on any of the B&G Stockholder's voting rights, charges or other encumbrances or restrictions on transfer of any nature. Schedule 3.2(a) of the B&G Disclosure Schedule sets forth (i) the name, address and taxpayer identification number (or similar identifying number issued by the Republic of France or the European Community) of, and the number of outstanding shares of each class of B&G Capital Stock owned by, each stockholder of record, as applicable, as of the close of business on the date of this Agreement, and (ii) the name, address and taxpayer identification number (or similar identifying number issued by the Republic of France or the European Community) of, and the number of shares of each class of B&G Capital Stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different).

        (b)  There are no bonds, debentures, notes or other indebtedness issued and outstanding that have voting rights (or are convertible into securities having such rights) ("Voting Debt") of either of the B&G Companies. Except as set forth in Schedule 3.2(b) of the B&G Disclosure Schedule, (i) there are no shares of capital stock of any class of either of the B&G Companies, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any of the B&G Companies is a party or by which any of the B&G Companies is bound that obligates any of the B&G Companies to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of either of the B&G Companies or obligating any of the B&G Companies to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of B&G.

        (c)  The authorized capital stock of Bud Jones consists of 25,000 shares of common stock, $1.00 par value per share ("Bud Jones Common Stock"), of which 15,000 shares are issued and outstanding. B&G is the sole record and direct beneficial owner of all issued and outstanding shares of Bud Jones Common Stock. The outstanding shares of Bud Jones Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

SECTION 3.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS

        (a)  Each of the B&G Companies has all requisite corporate power and authority to enter into this Agreement and each of the agreements, instruments, contracts and arrangements contemplated by this Agreement (collectively, the "Other Transaction Documents"), and to consummate the transactions contemplated by this Agreement and the Other Transactional Documents to which each is a party. The execution and delivery of this Agreement and the Other Transactional Documents, and the consummation of the transactions by each of the B&G Companies contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each of the B&G Companies. This Agreement and the Other Transactional Documents have been duly executed and delivered by each of the B&G Companies, and assuming the due authorization, execution and delivery by Paul-Son, constitutes the valid and binding obligation of each of the B&G Companies, enforceable against each of them in accordance with their respective terms.

        (b)  Other than as disclosed in Schedule 3.3(b) of the B&G Disclosure Schedule, the execution and delivery of this Agreement and the Other Transactional Documents by B&G does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the charter or organizational documents of either of the B&G Companies, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which either of the B&G Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of the B&G Companies or any of their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate, reasonably likely to have a B&G Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Combination.

        (c)  No consent, approval, order or authorization of, or registration, declaration, notice, report or filing with, any domestic or foreign nation or government, the European Community or similar body or organization, any state, regional, local or other political subdivision thereof, or any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, a court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") or any other Person is required by or with respect to the B&G Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; except for (i) any filings, approvals, preapprovals and qualifications required by the B&G Companies under the B&G Gaming Laws (as defined in Section 3.15(b)) and the applicable Paul-Son Gaming Laws (as defined in Section 4.15(b)); (ii) any filings by B&G required under the International Investment and Trade In Survey Act; (iii) any notices to B&G's employees regarding the Combination to the extent required under French law; (iv) any notification to or consent or agreement of the French Ministry of Economy and Finance regarding the Combination or the tax consequences thereof to B&G or the B&G Stockholders required under French law; and (v) any immaterial filings and consents as may be required under any environmental, health or safety laws or regulations pertaining to any notification, disclosure or required approval triggered by the Combination or the transactions contemplated by this Agreement. As used in this Agreement, "Person" shall mean any individual or legal entity including, but not limited to, corporation, limited liability company, partnership, société anonyme, trust or other entity or governmental body. As used in this Agreement, "foreign" shall mean outside of the United States of America.

SECTION 3.4    PUBLIC FILINGS; FINANCIAL STATEMENTS

        (a)  Neither of the B&G Companies is required to file forms, reports and documents with the U.S. Securities and Exchange Commission ("SEC") or any similar governmental agency in another jurisdiction (whether domestic or foreign).

        (b)  Each of the B&G Companies has delivered to Paul-Son correct and complete copies of (i) the unaudited consolidated balance sheets of the B&G Companies as of September 30, 2001 (the "B&G Balance Sheet") and the unaudited consolidated profit and loss statements and cash flows of the B&G Companies for the nine-month period ended September 30, 2001, and (ii) the audited consolidated balance sheets of the B&G Companies as of December 31, 2000 and December 31, 1999, and the audited consolidated statements of earnings, stockholders' equity and cash flows of B&G for the year ended December 31, 2000, the nine months ended December 31, 1999 and the year ended March 31, 1999, and of Bud Jones for each of the years ended December 31, 1998, 1999 and 2000 (collectively, the "B&G Financial Statements"). Each of the consolidated financial statements (including, in each case, any related notes) of B&G was prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and was audited in accordance with U.S. generally accepted auditing standards, and each of the financial statements (including, in each case, any related notes) of Bud Jones was prepared in accordance with U.S. GAAP. In each case, U.S. GAAP was applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as indicated in such unaudited statements). The B&G Financial Statements fairly presented the consolidated financial position of the B&G Companies as of the dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 2000, were not or are not expected to be material in amount.

SECTION 3.5    NO UNDISCLOSED LIABILITIES

        Except as disclosed in Schedule 3.5 of the B&G Disclosure Schedule, and except for liabilities and obligations incurred since the date of the B&G Balance Sheet in the ordinary course of business consistent with past practices, the B&G Companies do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (of the type required to be reflected in financial statements in accordance with French general accounting policies or U.S. GAAP, as applicable), and whether due or to become due, which would be reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.6    ABSENCE OF CERTAIN CHANGES OR EVENTS

        Except as disclosed on Schedule 3.6, since the date of the B&G Balance Sheet, the B&G Companies have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a B&G Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the B&G Companies which is reasonably likely to have a B&G Material Adverse Effect; (iii) any material change by the B&G Companies in their accounting methods, principles or practices (except for the application of U.S. GAAP for purposes of this Agreement); (iv) any revaluation by the B&G Companies of any of their assets which is reasonably likely to have a B&G Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the B&G Companies, other than dividends paid by wholly-owned Subsidiaries or any redemption, purchase or other acquisition by the B&G Companies of any securities of the B&G Companies; (vi) any split, combination or reclassification of any of the B&G Companies' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the B&G Companies' capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of any of the B&G Companies other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended December 31, 2000); (viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving any of the B&G Companies (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.7    TAXES

        (a)  Except as set forth in Schedule 3.7(a) of the B&G Disclosure Schedule:

          (i)    Each of the B&G Companies (and any affiliated group (within the meaning of Section 1504 of the Code)) of which the B&G Companies is now or ever has been a member) has timely filed with the appropriate taxing authorities all federal and other material Tax Returns (as defined in Section 3.7(c)) required to be filed by it. All such Tax Returns were true, complete and accurate in all material respects. Except as disclosed on Schedule 3.7(a) of the B&G Disclosure Schedule, none of the B&G Companies, nor any affiliated group (within the meaning of Section 1504 of the Code) of which any of the B&G Companies is now or was a member, has pending any request for an extension of time within which to file Tax Returns. Each of the B&G Companies has provided to Paul-Son true, complete and accurate copies of each of the B&G

  Companies' Tax Returns, Tax audit reports, statements of deficiencies, closing or other agreements for the taxable years ended December 31, 1994 through December 31, 2000.

          (ii)  Each of the B&G Companies has paid all Taxes (as defined in Section 3.7(c)) required to be paid by it or an adequate reserve has been established therefor in accordance with U.S. GAAP or French general accounting policies, as applicable, by each of the B&G Companies subject only to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (iii)  Each of the B&G Companies has complied in all respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes and has, within the time and the manner prescribed by law, reported, withheld and paid over to the proper governmental authorities all amounts required to be so reported, withheld and paid over under applicable laws subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (iv)  No federal, state, local or foreign assessments, audits or other administrative proceedings or court proceedings are presently, or have previously been, pending with regard to any Taxes or Tax Returns of the B&G Companies, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect. Neither of the B&G Companies has received (or reasonably expects to receive) a written notice or announcement of any material audits or proceedings. No requests for waivers of time to assess any Taxes are pending, and none of the B&G Companies has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open taxable year. The statutes of limitations for the income Tax Returns of the B&G Companies have expired for all taxable years ended on or prior to December 31, 1996.

          (v)  Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted in writing, nor to the best knowledge of B&G is threatening in writing to assert, (a) against the B&G Companies any deficiency or claim for Taxes in excess of the reserves established therefor or (b) that the B&G Companies should have, but did not, file a Tax Return in a particular jurisdiction where the B&G Companies do not regularly file Tax Returns, except as which would not be reasonably likely to have a B&G Material Adverse Effect. For purposes of this Agreement, "the best knowledge of B&G" means the actual knowledge of the directors and executive officers of the B&G Companies.

          (vi)  Each of the B&G Companies has the authority to consent, if necessary, to an election under Section 338 of the Code with respect to this Agreement.

        (b)  Except as set forth in Schedule 3.7(b) of B&G Disclosure Schedule:

          (i)    There are no liens for Taxes upon any property or assets of the B&G Companies, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in Schedule 3.7(b) of B&G Disclosure Schedule and as to which adequate reserves have been established in accordance with French general accounting policies or U.S. GAAP, as applicable, except as which would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (ii)  Neither of the B&G Companies is or has been a member of an affiliated group of corporations or other business entities filing a consolidated U.S. federal income tax return (or a group of corporations or other business entities filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after January 1, 1994, other than a group the common parent of which is or was B&G or any Subsidiary of B&G.

          (iii)  Neither of the B&G Companies has (a) any obligation under any Tax sharing agreement or similar arrangement with any other person with respect to Taxes of any other person or (b) except as which would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect, entered into a closing agreement or other similar agreement related to Taxes with any taxing authority for any open or future taxable year.

          (iv)  Neither of the B&G Companies has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or similar foreign law, or agreed to have Section 341(f)(2) of the Code or similar foreign law apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any of the B&G Companies.

          (v)  Neither of the B&G Companies has agreed to, or is required to make, any adjustments under Section 481 of the Code for any open or future taxable year, except as which would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (vi)  To the best knowledge of B&G, B&G has not conducted business in the United States in a manner that has given B&G, or would be reasonably likely to give B&G, a permanent establishment and subject it to United States taxes.

          (vii) To the best knowledge of B&G, there has been no distribution of technology (including the sharing of know how) by Bud Jones with B&G that could be deemed to be either an outbound distribution (taxable under Section 367 of the Code) or on which withholding could be required.

        (c)  As used in this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, alternative or add-on minimum, excise, real (due and payable) or personal property, environmental, recapture, sales, use, ad valorem value-added, withholding, social security, Pension Benefit Guaranty Corporation, estimated retirement, environmental employment, unemployment, disability, occupation, service, registration, license, customs duties, net worth, payroll, franchise, gains, stock, stamp, transfer and recording taxes, premiums, fees and charges, imposed by the Internal Revenue Service ("IRS") or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. As used in this Agreement, "Tax Return" shall mean any report, return, estimates, document, declaration, information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, any amendments of any such tax or information returns and any schedules, exhibits or other documents with respect to or accompanying any such tax or information returns or any payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

SECTION 3.8    REAL PROPERTY

        (a)  Schedule 3.8(a) of the B&G Disclosure Schedule identifies all real property owned by the B&G Companies (the "B&G Owned Property"), all real property for which the B&G Companies have an option to purchase or right of first refusal (the "B&G Option Property"), all real property for which the B&G Companies have equitable interests as contract purchasers under executed purchase and sale agreements (the "B&G Contract Property"), all real property for which the B&G Companies have equitable interests as profit participants in the proceeds from any disposition thereof ("B&G Profit Participation Property") and all real property leased or operated by the B&G Companies (the "B&G Leased Property"). The B&G Owned Property, the B&G Option Property, the B&G Contract

Property, the B&G Profit Participation Property and the B&G Leased Property are referred to herein collectively as the "B&G Real Property." For purposes of this Agreement, "B&G Permitted Liens" means (a) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business for sums not yet due and payable and such liens as are being contested by either of the B&G Companies in good faith, provided such liens do not individually or in the aggregate have a B&G Material Adverse Effect, (b) liens arising or resulting from any action taken by Paul-Son, (c) liens for current Taxes not yet due and payable, (d) any covenants, conditions, restrictions, reservations, rights, liens, easements, encumbrances, encroachments and other matters affecting title which do not individually or in the aggregate have a B&G Material Adverse Effect, (e) the B&G Lease and Operational Documents (as defined in Section 3.8(c) below) and (f) matters permitted pursuant to Section 5.1 hereof.

        (b)  The B&G Companies have good, valid, legal and marketable fee simple title (or its foreign equivalent) to the B&G Owned Property, and a valid leasehold interest in the B&G Leased Property, sufficient to allow each of the B&G Companies to conduct, and to continue to conduct, its business as and where currently conducted. The interests of the B&G Companies in the B&G Controlled Real Property (as defined in Section 3.8(c) below), and to the best knowledge of B&G, the interests of the B&G Companies in the B&G Real Property which is not B&G Controlled Real Property, are free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described in Schedule 3.8(b) of the B&G Disclosure Schedule and the B&G Permitted Liens. Prior to the date hereof, the B&G Companies have delivered to Paul-Son true and correct copies of all title reports and policies and surveys currently in B&G's possession for each respective parcel of B&G Real Property, each of which title reports, title policies and surveys is listed for each parcel of B&G Real Property in Schedule 3.8(b) of the B&G Disclosure Schedule. Schedule 3.8(b) of the B&G Disclosure Schedule sets forth the date of each such title report, title policy and survey.

        (c)  Part I of Schedule 3.8(c) of the B&G Disclosure Schedule lists all of the material documents under which the B&G Owned Property and the B&G Leased Property is owned, developed, constructed, leased, operated, managed or licensed (the "B&G Lease and Operational Documents"), true, complete and correct copies of which have been delivered or made available for review to Paul-Son. Part II of Schedule 3.8(c) of the B&G Disclosure Schedule lists all of the material documents relating to the rights and obligations of the B&G Companies with respect to the B&G Option Property, the B&G Contract Property and the B&G Profit Participation Property (the "B&G Equitable Rights Documents"), true, complete and correct copies of which have been delivered or made available for review to Paul-Son. The B&G Lease and Operational Documents and the Equitable Rights Documents are unmodified (except as set forth in Schedule 3.8(c) of the B&G Disclosure Schedule), are in full force and effect, and there are no other material agreements, written or oral, between the B&G Companies and any third party with respect to the B&G Real Property or otherwise relating to the development, construction, ownership, improvement, use and occupancy of the B&G Real Property. Except as disclosed on Part III of Schedule 3.8(c) of the B&G Disclosure Schedule, none of the B&G Companies or (to the best knowledge of B&G) any other party is in material default under the B&G Lease and Operational Documents or the Equitable Rights Documents and, to the best knowledge of B&G, no material defaults (except those subsequently cured) by the B&G Companies or any other party have been alleged thereunder. As used in this Agreement, "B&G Controlled Real Property" shall mean (i) all B&G Owned Property; (ii) all B&G Leased Property; and (iii) all B&G Option Property, B&G Contract Property and B&G Profit Participation Property where the other party or parties to the applicable B&G Equitable Rights Document is an Affiliate (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of B&G.

        (d)  Except as disclosed in Schedule 3.8(d) of the B&G Disclosure Schedule, (i) no portion of the B&G Controlled Property, and to the best knowledge of B&G, no portion of the B&G Real Property which is not B&G Controlled Real Property, is in violation of any applicable laws, regulations or restrictions (including zoning laws and regulations), except for such violations which, individually or in the aggregate, would not be reasonably likely to result in a B&G Material Adverse Effect; and (ii) there are no defects in the physical condition of the B&G Controlled Real Property or the improvements located thereon, and to the best knowledge of B&G, there are no defects in the physical condition of the B&G Real Property which is not B&G Controlled Real Property or the improvements located thereon, except for defects which, individually or in the aggregate, would not be reasonably likely to have a B&G Material Adverse Effect.

        (e)  Except as disclosed in Schedule 3.8(e) of the B&G Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of B&G, overtly contemplated or threatened) (i) to take all or any portion of any of the respective parcels of the B&G Controlled Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the B&G Controlled Real Property or the use or development thereof in a manner that would materially interfere with the use of such B&G Controlled Real Property by the B&G Companies; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the B&G Controlled Real Property; or (iv) otherwise relating to any of the respective parcels of the B&G Controlled Real Property or the interests of the B&G Companies therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the B&G Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a B&G Material Adverse Effect. Except as disclosed in Schedule 3.8(e) of the B&G Disclosure Schedule, to the best knowledge of B&G, there is no action, proceeding or litigation pending or overtly contemplated or threatened (w) to take all or any portion of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property, or any interest therein, by eminent domain; (x) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property or the use or development thereof in a manner that would materially interfere with the use of such B&G Controlled Real Property by the B&G Companies; (y) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property; or (z) otherwise relating to any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property, or the interests of the B&G Companies therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a B&G Material Adverse Effect.

        (f)    Except as disclosed in Schedule 3.8(f) of the B&G Disclosure Schedule, to the best knowledge of B&G, no portion of any of the respective parcels of the B&G Controlled Real Property, and, to the best knowledge of B&G, no portion of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map (or similar map or rule under any local, state or foreign law); (ii) was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) was the former site of any oil or gas drilling operations; or (iv) was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

        (g)  Except as disclosed in Schedule 3.8(g) of the B&G Disclosure Schedule, each parcel of the B&G Controlled Real Property is assessed separately from all other adjacent property for purposes of real property taxes.

        (h)  Except as disclosed in Part I of Schedule 3.8(h) of the B&G Disclosure Schedule each of the respective parcels constituting B&G Controlled Real Property, and to the best knowledge of B&G, each of the respective parcels constituting B&G Real Property which is not B&G Controlled Real Property, is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities. To the best knowledge of B&G, all material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of each of the businesses currently conducted at each of the respective parcels of the B&G Controlled Real Property are operable and in satisfactory working condition (ordinary wear and tear excepted), except as would not be reasonably expected to have a B&G Material Adverse Effect. Each of the respective parcels constituting B&G Controlled Real Property is zoned as described in Part II of Schedule 3.8(h) of the B&G Disclosure Schedule.

        (i)    There are no material commitments to or agreements between any B&G Company and any governmental authority or agency (foreign, federal, state or local) affecting any parcel of the B&G Controlled Real Property which are not listed in Schedule 3.8(i) of the B&G Disclosure Schedule.

        (j)    There are no contracts or other obligations outstanding for the sale, exchange, lease, transfer, hypothecation, financing or other disposition of any of the respective parcels of the B&G Real Property, or any portion of any such parcel, or the businesses operated by the B&G Companies at each of the respective parcels of the B&G Real Property, by the B&G Companies except as disclosed in Schedule 3.8(j) of the B&G Disclosure Schedule and other than contracts and obligations entered into after the date of this Agreement in compliance with Section 5.1.

SECTION 3.9    TITLE TO PERSONAL PROPERTY; LIENS

        (a)  Schedule 3.9 to the B&G Disclosure Schedule sets forth a true, complete and accurate schedule describing, and specifying the location of, all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, molds, patterns, drawings, parts, goods, and all other tangible personal property owned by, in the possession of, or used by either of the B&G Companies in connection with their respective businesses (other than the inventory listed in Schedule 3.29 to the B&G Disclosure Schedule) (the "B&G Tangible Personal Property"). The Tangible Personal Property, together with the other assets listed in the schedules to the B&G Disclosure Schedule (the "B&G Assets"), comprise all assets, properties and services required for the continued conduct of the businesses of the B&G Companies as now being conducted. The B&G Assets, taken as a whole, constitute all properties and assets relating to or used or held for use in connection with the businesses of the B&G Companies during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, B&G Material Contracts (as defined in Section 3.11(a) below) fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business). There are no assets or properties used in the operation of the businesses of the B&G Companies and owned by any Person other than the B&G Companies that will not continue to be leased or licensed to the B&G Companies after the Closing pursuant to valid, current leases or license arrangements.

        (b)  Each of the B&G Companies has sufficiently good and valid title to, or an adequate leasehold interest (under the leases described in Schedule 3.9 of the B&G Disclosure Schedule) in its material tangible personal properties and assets that are necessary to allow each of them to conduct, and continue to conduct, their respective businesses as and where currently conducted. Such tangible personal properties and assets are free of liens except B&G Permitted Liens and liens which would not individually or in the aggregate have a B&G Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not alter or impair the rights of the B&G Companies thereunder in any respect which, individually or in the aggregate, would be reasonably likely to have a

B&G Material Adverse Effect. There are no defects in the physical condition or operability of such tangible personal properties and assets which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.10    INTELLECTUAL PROPERTY; SOFTWARE

        (a)  Schedule 3.10(a) of the B&G Disclosure Schedule lists all (i) patent, copyright, trademark, service mark and trade name registrations and applications owned by the B&G Companies, (ii) material patent, copyright, trademark, service mark and trade name license agreements to which any of the B&G Companies is a party. Except as disclosed in Schedule 3.10(a) of the B&G Disclosure Schedule, the B&G Companies own or possess adequate rights to use all material trademarks, trademark applications, trade names, service marks, logos, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of the B&G Companies as currently conducted, including, without limitation, the right to manufacture and sell B&G's microchips imbedded gaming chips and related systems (the "SafeChips"), and, except as set forth in Schedule 3.10(a) of the B&G Disclosure Schedule, to the best knowledge of B&G, there is no infringement of the rights of the B&G Companies therein or any infringement by them of the rights of others therein which, individually or in the aggregate would be reasonably likely to have a B&G Material Adverse Effect. Without limiting the generality of the foregoing, the B&G Companies own a validly registered trademark on the name "Bourgogne et Grasset," "Bud Jones" and "SafeChips by Bourgogne et Grasset," and has the unencumbered right to use their respective corporate names of which they have full title and enjoyment, without paying royalties whatsoever to any third party.

        (b)  Except as disclosed on Schedule 3.10(b) of the B&G Disclosure Schedule, none of the directors, officers, managers or employees of the B&G Companies own, directly or indirectly, in whole or in part, any patent, trademark or other intellectual or industrial property right to which the B&G Companies have a license or which is necessary or desirable for its commercial activities as presently carried on.

        (c)  The B&G owned proprietary software applications and the licensed software customized for the B&G Companies currently used by the B&G Companies in the operation of their businesses are set forth and described on Schedule 3.10(c) to the B&G Disclosure Schedule (the "B&G Software").

        (d)  To the extent that any of the B&G Software has been designed or developed by the B&G Companies' management information or development staff or by consultants on the behalf of the B&G Companies, such B&G Software is original and capable of copyright protection in the United States and in the European Union and the B&G Companies have complete rights to and ownership of such Software, including possession of, or ready access to, the source code for such B&G Software in its most recent version. To the best knowledge of B&G, no part of any such B&G Software is an imitation or copy of, or infringes upon the software of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. The B&G Companies have not sold, assigned, licensed, distributed or in any other way disposed of any of the B&G Software.

        (e)  Except as set forth on Schedule 3.10(e) to the B&G Disclosure Schedule, the B&G Software, to the extent it is licensed from any third party licensor, or any "off-the-shelf" software used by the B&G Companies, are held by the B&G Companies legitimately and are fully transferable hereunder without any third party consent. To the best knowledge of B&G, all of the B&G Companies' computer hardware has legitimately licensed software installed therein.

        (f)    To the best knowledge of B&G, the B&G Companies have not altered the B&G Software or supporting software in a manner which may, in turn, damage the integrity of the data stored in electronic optical, or magnetic or other form. Except as set forth on Schedule 3.10(f) to the B&G Disclosure Schedule, to the best knowledge of B&G no bugs or viruses exist with respect to the B&G Software which would materially interfere with the operation thereof.

        (g)  The B&G Companies have furnished to Paul-Son true, complete and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the B&G Software.

SECTION 3.11    AGREEMENTS, CONTRACTS AND COMMITMENTS

        (a)  Except as disclosed in Schedule 3.11(a) of the B&G Disclosure Schedule, as of the date of this Agreement, neither of the B&G Companies is a party to any oral or written:

          (i)    agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $50,000;

          (ii)  partnership, joint venture or limited liability or management agreement with any person;

          (iii)  agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of either of the B&G Companies outside the ordinary course of business;

          (iv)  agreement, contract, commitment or restriction which is material to the business, operations or prospects of either of the B&G Companies;

          (v)  purchase contract or commitment of either of the B&G Companies which continues for a period of more than twelve (12) months or is in excess of the normal, ordinary and usual requirements of business or in excess of prevailing market prices;

          (vi)  sales contract or commitment of either of the B&G Companies which continues for a period of more than twelve (12) months or provides for a sales price below prevailing market prices;

          (vii) agreement, contract or commitment with any officer, employee, agent, consultant, advisor, sales person, sales representative, distributor or dealer which is not cancelable by either of the B&G Companies on notice of not longer than sixty (60) days and without liability, penalty or premium, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

          (viii)    employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

          (ix)  other contract, agreement or commitment to be performed after the date hereof which would be a material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC;

          (x)  agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.);

          (xi)  contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by either of the B&G Companies;

          (xii) contract, agreement or commitment between B&G and Bud Jones or either of their Affiliates; or

          (xiii)    contract, agreement or other instrument having as a party any partnership, joint venture or limited liability company in which either of the B&G Companies is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses (i) or (iii) through (xii) if either of the B&G Companies were a party to such contract, agreement or other instrument (items (i) through (xiii) are collectively referred to as the "B&G Material Contracts").

        As used in this Agreement, "Indebtedness" shall mean any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any other person other than the B&G Companies or Paul-Son, as the case may be.

        (b)  Except as disclosed in Schedule 3.11(b) of the B&G Disclosure Schedule, as of the date of this Agreement, (i) each of the B&G Material Contracts is valid and binding upon the B&G Companies (and, to the best knowledge of B&G, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by either of the B&G Companies under any of the B&G Material Contracts, whether or not such breach, violation or default has been waived, and (iii) to the best knowledge of B&G, no event has occurred with respect to either of the B&G Companies which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the B&G Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.12    LITIGATION

        Except as disclosed in Schedule 3.12 of the B&G Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against either of the B&G Companies pending, or as to which either of the B&G Companies has received any written notice of assertion or, to the best knowledge of B&G, threatened against or affecting, either of the B&G Companies or any property or asset of the B&G Companies, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to (i) have a B&G Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against either of the B&G Companies that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

SECTION 3.13    ENVIRONMENTAL MATTERS

        Except as disclosed in Schedule 3.13 of the B&G Disclosure Schedule or as would not be reasonably likely to have a B&G Material Adverse Effect, (a) the B&G Companies are in material compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best knowledge of B&G, threatened against either of the B&G Companies, (c) there are no Environmental Conditions relating to either of the B&G Companies or any portion of the B&G Real Property, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs) or underground storage tanks are present at any of the B&G Real Property, (e) neither of the B&G Companies has received any notices from any governmental agency (whether foreign or domestic) or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition and (f) neither of the B&G Companies is subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition (as hereafter defined) with respect to any B&G Real Property.

        For purposes of this Agreement, the following definitions shall apply:

        The term "Hazardous Materials" shall mean all wastes, substances or materials defined as hazardous, toxic or a pollutant or contaminant under any Environmental Laws.

        "Environmental Laws" means all applicable foreign, federal, state and local statutes or laws, common law, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of human health, safety or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. §2601 et seq.), Clean Air Act (42 U.S.C. §7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.) Nevada Hazardous Materials laws (NRS Chapter 459), Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS §§ 444.440 through 444.650, inclusive), Nevada Water Controls/Pollution law (NRS Chapter 445B), Nevada Control of Asbestos law (NRS §§ 618.750 to 618.850, inclusive), Nevada Appropriation of Public Waters law (NRS §§ 533.324 to 533.4385, inclusive), Nevada Artificial Water Body Development Permit law (NRS § 502.390), Nevada Protection of Endangered Species, Endangered Wildlife Permit and Endangered Flora Permit laws (NRS §§ 503.585 and NRS 527.270, respectively), the French Code of the Environment, the Ley General del Equilibrio Ecologico y la Proteccion al Ambiente in Mexico (LGEEPA) and other similar foreign, state and local statutes, in effect as of the date hereof.

        "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence or release of any Hazardous Materials at any location, whether or not owned or operated by the B&G Companies or Paul-Son or any Paul-Son Subsidiary, as the case may be, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Condition" means the release into the environment of any Hazardous Material as a result of which either of the B&G Companies or Paul-Son or any Paul-Son Subsidiary, as the case may be, (i) has or may become liable to any person, (ii) is or was in violation of any Environmental Law, (iii) has or may be required to incur response costs for investigation or remediation, or (iv) by reason of which any of the B&G Real Property or other assets of B&G (or any of the Paul-Son Real Property or other assets of Paul-Son or any Paul-Son Subsidiary, as the case may be), may be subject to any lien under Environmental Laws.

SECTION 3.14    EMPLOYEE BENEFIT PLANS

        (a)  Definitions. The following terms, when used in this Agreement shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

          (i)    "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy (including but not limited to any letter or memorandum relating to employment) and each plan, program or agreement providing for workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life insurance, health, accident benefits including, without limitation, (A) any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits, (B) any French employment convention applicable to employees of the B&G Companies, and (C) Ley Federal del Trabajo (Federal Labor Law) and Ley del Seguro Social (Social Security Law) applicable to employees of Paul-Son in Mexico, and (D) any deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation which (1) is not a Welfare Plan, Pension Plan, or Multiemployer Plan under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability, and (2) covers any employee or former employee of B&G or any ERISA Affiliate (with respect to their relationship with such entities).

          (ii)  "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          (iii)  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (iv)  "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, B&G (or Paul-Son, as the case may be) as defined in Section 414(b), (c), (m) or (o) of the Code or any partnership of which either of the B&G Companies (or Paul-Son, as the case may be) is a general partner.

          (v)  "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability.

          (vi)  "Pension Plan" shall mean any "employee pension benefit plan," as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability.

          (vii) "Welfare Plan" shall mean any "employee welfare benefit plan", as defined in Section 3(1) of ERISA, under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability.

        (b)  Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 3.14(b) of the B&G Disclosure Schedule contains a complete list of the Employee Plans of the B&G Companies. Copies of (i) each such Employee Plan other than any Multiemployer Plan, and, if applicable, related trust agreement, and any amendment thereto, (ii) the most recent determination letter issued by the IRS with respect to each such Employee Plan which is intended to qualify under Section 401(a) of the Code and (iii) the most recent Annual Report on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan have been delivered by the B&G Companies to Paul-Son and are true and complete copies of such documents.

        (c)  Representations. Except as set forth in Schedule 3.14(c) of the B&G Disclosure Schedule:

          (i)    Employee Plans

            (A)  No Pension Plan is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Each Pension Plan (with its related trust) that is intended to qualify under the provisions of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service stating that the Pension Plan is so qualified and the related trust is exempt from federal income tax under Section 501(a) of the Code and, to the best knowledge of B&G, nothing has occurred since the date of the last such determination letter which has resulted in, or is likely to result in, the revocation of such determination letter.

            (B)  To the best knowledge of B&G, each Employee Plan has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable laws, including without limitation ERISA, the Code, and the French Labor Code (Code du Travail) to the extent applicable.

          (ii)  Multiemployer Plans

            (A)  Neither B&G nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of B&G or any ERISA Affiliate which has not been fully satisfied. Neither B&G nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

            (B)  No Employee Plan is a Multiemployer Plan.

          (iii)  Welfare Plans. None of B&G, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of B&G or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA.

          (iv)  Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or, to the best knowledge of B&G, investigation relating to or seeking benefits under any Employee Plan that is pending against B&G, any ERISA Affiliate or any Employee Plan other than routine claims for benefits.

          (v)  Miscellaneous Matters. As of the date hereof (a) all material payments required to be made on or before the date hereof by or under any Employee Plan, any related trust, or any collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in B&G's financial statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Plan, (b) to the best knowledge of B&G, the B&G Companies have performed all material obligations required to be performed by them on or before the date hereof under any Employee Plan and (c) the B&G Companies have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

SECTION 3.15    COMPLIANCE

        (a)  Except as disclosed in Schedule 3.15(a) of the B&G Disclosure Schedule, each of the B&G Companies, and each of their respective directors (but with respect to non-employee directors, only to the best knowledge of B&G), persons performing functions similar to directors, officers, persons performing management functions similar to officers and, to the best knowledge of B&G, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including, without limitation, all authorizations under Environmental Laws and B&G Gaming Laws) necessary to conduct the business and operations of each of the B&G Companies, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a B&G Material Adverse Effect (the "B&G Permits") and, to the best knowledge of B&G, no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any B&G Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a B&G Material Adverse Effect. Each of the B&G Companies, and each of their respective directors (but with respect to non-employee directors, only to the best knowledge of B&G), officers, persons performing management functions similar to officers and, to the best knowledge of B&G, partners, are in compliance with the terms of the B&G Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a B&G Material Adverse Effect. Except as disclosed in Schedule 3.15(a) of the B&G Disclosure Schedule or as would not be reasonably likely to have a B&G Material Adverse Effect, to the best knowledge of B&G, the businesses of the B&G Companies are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any B&G Gaming Laws (as defined in Section 3.15(b)). To the best knowledge of

B&G, no investigation or review by any Governmental Entity with respect to either of the B&G Companies is pending, or threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a B&G Material Adverse Effect. Nothing in this Section 3.15 shall be construed as a representation or warranty that B&G has obtained any Governmental Approval referred to in Section 5.8.

        (b)  The term "B&G Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming equipment and supplies manufacturing, distributing and selling activities and operations of either of the B&G Companies, including, without limitation, the Illinois Riverboat Gambling Act, the Indiana Riverboat Gambling Act, the Louisiana Riverboat Economic Development and Gaming Control Law, the Michigan Gaming Control and Revenue Act, the Mississippi Gaming Control Act, the Nevada Gaming Control Act, the New Jersey Casino Control Act, and the Washington State Gambling Act, and the rules and regulations promulgated thereunder.

        (c)  Except as disclosed in Schedule 3.15(c) of the B&G Disclosure Schedule, none of the B&G Entities, nor any director (but with respect to non-employee directors, only to the best knowledge of B&G), officer, key employee or, to the best knowledge of B&G, partners of the B&G Companies has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to, any violation or possible violation of any B&G Gaming Laws which did or would be reasonably likely to result in fines or penalties of $10,000 or more. To the best knowledge of B&G, there are no facts, which if known to the regulators under the B&G Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, other person performing management functions similar to an officer or partner, under any B&G Gaming Laws. Neither of the B&G Companies has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the B&G Gaming Laws.

SECTION 3.16    LABOR MATTERS

        Except as disclosed in Schedule 3.16 of the B&G Disclosure Schedule or as would not be reasonably likely to have a B&G Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of B&G, threatened between either of the B&G Companies and any of their respective employees; (ii) to the best knowledge of B&G, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) to the best knowledge of B&G, neither of the B&G Companies has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against either of the B&G Companies under any such agreement or contract; (iv) there are no unfair labor practice charges and complaints pending against either of the B&G Companies before the National Labor Relations Board, any French Conseil de Prud'hommes, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of either of the B&G Companies; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of B&G, threat thereof, by or with respect to any employees of either of the B&G Companies. The B&G Companies are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in Schedule 3.16 of the B&G Disclosure Schedule.

SECTION 3.17    INSURANCE

        The B&G Companies have provided to Paul-Son true, accurate and complete copies of all material fire and casualty, general liability, business interruption, directors and officers liability, employment practices, product liability, and sprinkler and water damage insurance policies maintained by each of the B&G Companies. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of the B&G Companies and their respective properties and assets.

SECTION 3.18    NO EXISTING DISCUSSIONS

        As of the date hereof, neither of the B&G Companies is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.4(a)).

SECTION 3.19    BROKERS

        None of the B&G Companies or any of their respective officers, directors or employees has employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

SECTION 3.20    TRANSACTIONS WITH AFFILIATES

        Other than the transactions contemplated by this Agreement and except to the extent disclosed in Schedule 3.20 of the B&G Disclosure Schedule, from January 1, 1996 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the B&G Companies, on the one hand, and B&G's Affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (as hereinafter defined).

SECTION 3.21    INVESTMENT PURPOSE

        B&G has been advised by each of the B&G Stockholders that such B&G Stockholder is acquiring the Paul-Son Shares for its own account for investment only and not with a present view toward the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and any applicable state securities laws and/or that are registered under the Securities Act and any applicable state securities laws, including sales pursuant to the Option Agreement dated July 19, 2000 among B&G, Francois Carrette, Gerard Charlier and Kathleen Steele.

SECTION 3.22    RELIANCE ON EXEMPTIONS

        B&G understands and has advised each of the B&G Stockholders that the Paul-Son Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Paul-Son is relying upon the truth and accuracy of, each of the B&G Stockholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of each of the B&G Stockholders to acquire the Paul-Son Shares.

SECTION 3.23    INFORMATION

        Each of the B&G Stockholders and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Paul-Son and materials relating to the offer and sale of the Paul-Son Shares which have been requested by the B&G Stockholders or their advisors. Each of the B&G Stockholders and its advisors, if any, have been afforded the opportunity to ask questions of Paul-Son and have received what the B&G Stockholders believe to be satisfactory answers to any such inquiries. B&G understands and has advised each of the B&G Stockholders that its investment in the Paul-Son Shares involves a significant degree of risk. Nothing in this Section 3.23 limits or modifies the right of B&G to rely on the representations and warranties of Paul-Son in Article IV.

SECTION 3.24    NO GOVERNMENTAL ENDORSEMENT

        B&G understands and has advised each of the B&G Stockholders that no U.S. federal or state agency or any other government or governmental agency (foreign or domestic) has passed upon or made any recommendation or endorsement of the Paul-Son Shares.

SECTION 3.25    RESTRICTIONS ON TRANSFER OR RESALE

        B&G understands and has advised each of the B&G Stockholders that (i) the Paul-Son Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) each of the B&G Stockholders shall have delivered to Paul-Son or its transfer agent an opinion or other similar letter of counsel (which opinion or letter shall be reasonably acceptable to Paul-Son) to the effect that the Paul-Son Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration under the Securities Act and any state securities laws, or sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule); (ii) any sale of such Paul-Son Shares made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such Paul-Son Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Paul-Son nor any other Person is under any obligation to register the Paul-Son Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided in the Registration Rights Agreement of even date herewith among Paul-Son and the B&G Stockholders.

SECTION 3.26    LEGENDS

        B&G understands and has advised each of the B&G Stockholders that the certificate representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Paul-Son Shares):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

SECTION 3.27    NO GENERAL SOLICITATION

        To the best knowledge of B&G, the Paul-Son Shares were not offered to the B&G Stockholders through any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

SECTION 3.28    GAMING REGULATIONS

        B&G understands and has advised each of the B&G Stockholders that Paul-Son and its Subsidiaries are subject to the Paul-Son Gaming Laws (as defined in Section 4.15(b)), and that the Paul-Son Gaming Laws subject stockholders of a registered publicly traded corporation ("PTC") or of a licensed manufacturer and distributor (such as Paul-Son and its Subsidiaries) to being called forward by gaming authorities, in their discretion, for licensing or a finding of suitability as a stockholder of a PTC. B&G understands and has advised each of the B&G Stockholders that the Paul-Son Gaming Laws may require advance notification or pre-approval of an acquisition by any person of an equity interest in a gaming licensee or with respect to the transactions contemplated by this Agreement.

SECTION 3.29    INVENTORIES; RECEIVABLES; PAYABLES

        (a)  Schedule 3.29 of the B&G Disclosure Schedule contains the most current inventory listings maintained by the B&G Companies. Except as set forth in Schedule 3.29 of the B&G Disclosure Schedule, the inventory of the B&G Companies consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods. Subject to the last sentence of this paragraph (a), the inventories of the B&G Companies are in good and marketable condition, and are saleable in the ordinary course of business. All inventories owned by the B&G Companies have been purchased in the ordinary course of business and consistent with anticipated requirements of the business of the B&G Companies. Adequate reserves have been reflected in the B&G Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (b)  All accounts receivable of the B&G Companies have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the B&G Companies reflected on the B&G Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently. All accounts receivable arising after the date of the B&G Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (c)  All accounts payable of the B&G Companies reflected in the B&G Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

SECTION 3.30    CUSTOMERS AND SUPPLIERS

        Schedule 3.30 of the B&G Disclosure Schedule sets forth a true and complete list of the largest customers and the largest suppliers of each of the B&G Companies, as measured by the dollar amount of purchases therefrom or thereby representing at least 5% of the B&G Companies' consolidated revenues, during the fiscal year ended December 31, 2000 and the six (6) months ended June 30, 2001 showing the approximate total purchases by the B&G Companies from each such supplier and the approximate total revenues by the B&G Companies from each such customer, during such period. Since the date of the B&G Balance Sheet, there has not been any B&G Material Adverse Change in the business relationship of the B&G Companies with any customer or supplier listed on Schedule 3.30 of the B&G Disclosure Schedule.

SECTION 3.31    PRODUCT WARRANTY

        Section 3.31 of the B&G Disclosure Schedule contains a true and complete description of the product liability and product warranty experience of the B&G Companies for the last three fiscal years. All products sold by the B&G Companies conform in all material respects to the laws and regulations applicable to them and to specifications contractually imposed by clients. Except as set forth on Schedule 3.31 of the B&G Disclosure Schedule, no product manufactured and sold by the B&G Companies contains any defect, deviation or non-conformity which may have a B&G Material Adverse Effect.

SECTION 3.32    ACCURACY OF INFORMATION FURNISHED

        No representation or warranty of B&G contained in this Agreement (including, without limitation, in the B&G Disclosure Schedule) or in any agreement executed in connection herewith or in any certificate delivered by the B&G Companies pursuant hereto or thereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PAUL-SON

        Paul-Son makes the representations and warranties to B&G contained in this Article IV and in the disclosure schedule delivered by Paul-Son to B&G on or before the date of this Agreement (the "Paul-Son Disclosure Schedule"). The Paul-Son Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

SECTION 4.1    ORGANIZATION OF PAUL-SON AND ITS SUBSIDIARIES

        Each of Paul-Son and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Schedule 4.1 of the Paul-Son Disclosure Schedule, and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. Each of Paul-Son and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction specified opposite its name in Schedule 4.1 of the Paul-Son Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, would not be reasonably likely to have a material adverse effect on the business or properties, financial condition or results of operations of Paul-Son and its Subsidiaries, taken as a whole (a "Paul-Son Material Adverse Effect"), provided, however, that the effect of economic changes that are applicable to the gaming industry generally, or the gaming industry in markets in which Paul-Son or its Subsidiaries conduct business, shall be excluded from the definition of "Paul-Son Material Adverse Effect" and from any determination as to whether a Paul-Son Material Adverse Effect has occurred or may occur with respect to Paul-Son. Paul-Son has delivered to B&G a true and correct copy of the articles of incorporation and bylaws of Paul-Son, in each case as amended to the date of this Agreement. Except as set forth in Paul-Son SEC Reports (as defined in Section 4.4(a)) filed prior to the date hereof or in Schedule 4.1 of the Paul-Son Disclosure Schedule, neither Paul-Son nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Paul-Son or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for such equity or similar interests in, any corporation, partnership, joint venture or other business association or entity.

SECTION 4.2    CAPITALIZATION

        (a)  The authorized capital stock of Paul-Son consists of 30,000,000 shares of Paul-Son Common Stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share ("Paul-Son Preferred Stock"). As of the date hereof, (i) 3,456,654 shares of Paul-Son Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 27,293 shares of Paul-Son Common Stock are held in the treasury of Paul-Son or by Subsidiaries of Paul-Son, and (iii) no shares of Paul-Son Preferred Stock are issued and outstanding. Schedule 4.2(a) of the Paul-Son Disclosure Schedule sets forth the number of shares of Paul-Son Common Stock reserved for future issuance upon exercise of options to acquire shares of Paul-Son

Common Stock (the "Paul-Son Stock Options") granted and outstanding as of the date hereof under Paul-Son's stock option plans ("Paul-Son's Stock Option Plans"). Schedule 4.2(a) of the Paul-Son Disclosure Schedule also sets forth, for each Paul-Son Stock Option Plan, the dates on which Paul-Son Stock Options under such plan were granted, the number of Paul-Son Stock Options granted on each such date and the exercise price thereof. As of the date of this Agreement, Paul-Son has not granted any stock appreciation rights or any other contractual rights (other than employment, bonus or other compensation arrangements which are set forth on Schedule 4.2(a) of the Paul-Son Disclosure Schedule) the value of which is derived from the financial performance of Paul-Son or the value of shares of Paul-Son Common Stock.

        (b)  The authorized capital stock of Paul-Son Gaming Supplies, Inc., a Nevada corporation and a Subsidiary of Paul-Son, consists of 2,500 shares of common stock, no par value per share. As of the date hereof, (i) 500 shares of common stock of Paul-Son Gaming Supplies, Inc. were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and (ii) no shares of common stock of Paul-Son Gaming Supplies, Inc. are held in the treasury of Paul-Son Gaming Supplies, Inc. or of Paul-Son.

        (c)  The authorized capital stock of Authentic Products, Inc., a Nevada corporation and a Subsidiary of Paul-Son, consists of 10,000 shares of common stock, par value $0.01 per share. As of the date hereof, (i) 100 shares of common stock of Authentic Products, Inc. were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and (ii) no shares of common stock of Authentic Products, Inc. are held in the treasury of Authentic Products, Inc. or of Paul-Son.

        (d)  The authorized capital stock of Paul-Son Mexicana, S.A. de C.V., a Mexican sociedad anonima de capital variable and a Subsidiary of Paul-Son, consists of 6,800,000 shares, of which 50,000 consist of fixed capital of the company and 6,750,000 consist of variable capital, each with a par value of $1.00 Mexican peso per share, which jointly represent 100% of the issued and outstanding equity securities of, and 100% of the voting power in, Paul-Son Mexicana, S.A. de C.V. As of the date hereof, 6,800,000 shares of Paul-Son Mexicana, S.A. de C.V. were issued and outstanding.

        (e)  The authorized capital stock of Industrias Paul-Son de Mexico, S.A. de C.V., a Mexican sociedad anonima de capital variable and a Subsidiary of Paul-Son, consists of 50,000 shares of fixed capital stock with a par value of $1.00 Mexican pesos per share, which represent 100% of the issued and outstanding equity securities of, and 100% of the voting power in, Industrias Paul-Son de Mexico, S.A. de C.V. As of the date hereof, 50,000 shares of Industrias Paul-Son de Mexico, S.A. de C.V., were issued and outstanding.

        (f)    As of the date of this Agreement, there are no outstanding (i) securities convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of any Subsidiary of Paul-Son; (ii) options, warrants, calls or other rights to purchase or subscribe to the capital stock of any Subsidiary of Paul-Son or securities convertible into, exchangeable for or evidencing the right to purchase, any shares of such capital stock; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any shares of capital stock of any Subsidiary of Paul-Son, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights.

        (g)  Except as disclosed in Schedule 4.2(g) of the Paul-Son Disclosure Schedule, there are no obligations, contingent or otherwise, of Paul-Son or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Paul-Son Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business.

        (h)  All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interest of each of Paul-Son's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 4.2 of the Paul-Son Disclosure Schedule, all such shares and ownership interests are owned directly by Paul-Son or another Subsidiary of Paul-Son free and clear of all security interests, liens, claims, pledges, agreements, limitations on Paul-Son's voting rights, charges or other encumbrances or restrictions on transfer of any nature.

        (i)    There is no Voting Debt of Paul-Son or any of its Subsidiaries issued and outstanding. Except as set forth in Section 4.2(i) of the Paul-Son Disclosure Schedule or as reserved for future grants of options under the Paul-Son Stock Option Plans as of the date hereof, (i) there are no shares of capital stock of any class of Paul-Son, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Paul-Son or any of its Subsidiaries is a party or by which it is bound obligating Paul-Son or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Paul-Son or any of its Subsidiaries or obligating Paul-Son or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Paul-Son to which Paul-Son or any of its Subsidiaries is a party. All of the Paul-Son Shares are duly authorized and, upon issuance on the terms and conditions specified in this Agreement, shall be validly issued, fully paid and nonassessable. All shares of Paul-Son Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

SECTION 4.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS

        (a)  Paul-Son has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Other Transactional Documents to which it is a party. The execution and delivery of this Agreement and the Other Transactional Documents, and the consummation of the transactions by Paul-Son, contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Paul-Son, other than by the stockholders of Paul-Son. This Agreement and the Other Transactional Documents to which it is a party have been duly executed and delivered by Paul-Son and assuming the due authorization, execution and delivery by B&G, constitute the valid and binding obligation of Paul-Son, enforceable against Paul-Son in accordance with their respective terms.

        (b)  Other than or as disclosed in Schedule 4.3(b) of the Paul-Son Disclosure Schedule, the execution and delivery of this Agreement and the Other Transactional Documents by Paul-Son does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of incorporation or bylaws of Paul-Son or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Paul-Son or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Paul-Son or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate, reasonably likely to have a

Paul-Son Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Combination.

        (c)  No consent, approval, order or authorization of, or registration, declaration, notice, report or filing with, any Governmental Entity is required by or with respect to Paul-Son or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any filings by Paul-Son pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and applicable inclusion requirements of Nasdaq SmallCap Market, (ii) any filings by Paul-Son required under the securities or blue sky laws of various states, (iii) any filings, approvals, preapprovals and qualifications required by Paul-Son under the applicable B&G Gaming Laws or under the Paul-Son Gaming Laws, (iv) any notification (after the Closing) to the French Ministry of Economy and Finance regarding the Combination required under French law, (v) any notice (after the Closing) to the National Foreign Investment Registry of Mexico and to the Tax Ministry of Mexico regarding the participation of B&G in the capital stock of a Mexican entity, (vi) any immaterial filings and consents as may be required under any business, environmental, health or safety laws or regulations pertaining to any notification, disclosure or required approval triggered by the Combination or the transactions contemplated by this Agreement, and (vii) the approval of the stockholders of Paul-Son.

SECTION 4.4    PUBLIC FILINGS; FINANCIAL STATEMENTS

        (a)  Paul-Son has filed and made available to B&G all forms, reports and documents required to be filed by Paul-Son with the SEC since January 1, 1996 (collectively, the "Paul-Son SEC Reports"). None of Paul-Son's Subsidiaries is required to file forms, reports and documents with the SEC. The Paul-Son SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Paul-Son SEC Reports or necessary in order to make the statements in such Paul-Son SEC Reports, in the light of the circumstances under which they were made, not misleading.

        (b)  Each of the consolidated financial statements (including, in each case, any related notes) of Paul-Son contained in the Paul-Son SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as indicated in the Paul-Son SEC Reports) and fairly presented the consolidated financial position of Paul-Son and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since May 31, 2001, were not or are not expected to be material in amount. The audited balance sheet of Paul-Son as of May 31, 2001 is referred to herein as the "Paul-Son Balance Sheet."

SECTION 4.5    NO UNDISCLOSED LIABILITIES

        Except as disclosed in Schedule 4.5 of the Paul-Son Disclosure Schedule, and except for liabilities and obligations incurred since the date of the Paul-Son Balance Sheet in the ordinary course of business consistent with past practices, Paul-Son and its Subsidiaries do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (of the type required to be reflected in financial statements in accordance with U.S. GAAP), and whether due or to become due, which would be reasonably likely to have a Paul-Son Material Adverse Effect.

SECTION 4.6    ABSENCE OF CERTAIN CHANGES OR EVENTS

        Except as disclosed in Schedule 4.6 of the Paul-Son Disclosure Schedule, since the date of the Paul-Son Balance Sheet, Paul-Son and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Paul-Son Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Paul-Son or any of its Subsidiaries which is reasonably likely to have a Paul-Son Material Adverse Effect; (iii) any material change by Paul-Son or any of its Subsidiaries in Paul-Son's or such Subsidiary's accounting methods, principles or practices of which B&G has not previously been informed; (iv) any revaluation by Paul-Son or any of its Subsidiaries of any of Paul-Son's or such Subsidiary's assets which is reasonably likely to have a Paul-Son Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Paul-Son or of any of its Subsidiaries, other than dividends paid by wholly-owned Subsidiaries or any redemption, purchase or other acquisition by Paul-Son or any of its Subsidiaries of any securities of Paul-Son or any of its Subsidiaries; (vi) any split, combination or reclassification of any of Paul-Son's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Paul-Son's capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Paul-Son or any Subsidiary other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended May 31, 2001); (viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving Paul-Son or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Paul-Son Material Adverse Effect.

SECTION 4.7    TAXES

        (a)  Except as set forth in Schedule 4.7(a) of the Paul-Son Disclosure Schedule:

          (i)    Each of Paul-Son and its Subsidiaries (and any affiliated group (within the meaning of Section 1504 of the Code)) of which Paul-Son or any of its Subsidiaries is now or ever has been a member) has timely filed with the appropriate taxing authorities all federal and other material Tax Returns required to be filed by it. All such Tax Returns were (and, to the extent they will be filed prior to the Closing Date, will be) true, complete and accurate in all material respects. None of Paul-Son, its Subsidiaries, nor any affiliated group (within the meaning of Section 1504 of the Code) of which Paul-Son or any of its Subsidiaries is now or was a member, has pending any request for an extension of time within which to file income Tax Returns. Paul-Son has provided to B&G true, complete and accurate (in all material respects) copies of Paul-Son's federal income Tax Returns for the taxable years ended May 31, 1995 through May 31, 2000.

          (ii)  Each of Paul-Son and its Subsidiaries has paid all Taxes required to be paid by it, or an adequate reserve has been or will be established therefore in accordance with U.S. GAAP, by each of Paul-Son and its Subsidiaries subject only to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

          (iii)  Paul-Son and each of its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to transfer pricing and the reporting, payment and withholding of Taxes and have, within the time and the manner prescribed by law, reported, withheld and paid over to the proper governmental authorities all amounts required to be so reported, withheld and paid over under applicable laws subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

          (iv)  No federal, state, local or foreign assessments, audits or other administrative proceedings or court proceedings are presently, or have previously been, pending with regard to any Taxes or Tax Returns of Paul-Son or any of its Subsidiaries, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect. Neither Paul-Son nor any of its Subsidiaries has received (or reasonably expects to receive) a written notice or announcement of any material audits or proceedings. No requests for waivers of time to assess any Taxes are pending, none of Paul-Son or any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open taxable year. Except for fraud which has an indefinite statute of limitations, and substantial underestimates which have a seven-year statute of limitations, the statutes of limitations for the federal income Tax Returns of Paul-Son and each of its Subsidiaries (other than Paul-Son Mexicana and Industrias Paul-Son Mexico) have expired for all taxable years ended on or prior to May 31, 1997. The statutes of limitations for the federal income Tax Returns of Paul-Son Mexicana and Industrias Paul-Son Mexico have expired for all taxable years ended on or prior to December 31, 1994.

          (v)  Neither the IRS nor any other taxing authority (whether domestic or foreign, including the Secretaria de Hacienda y Credito Publico in Mexico-SHCP) has asserted in writing, nor to the best knowledge of Paul-Son is threatening in writing to assert, (a) against Paul-Son or any of its Subsidiaries any deficiency or claim for Taxes in excess of the reserves established therefore or (b) that Paul-Son or any of its Subsidiaries should have, but did not, file a Tax Return in a particular jurisdiction where Paul-Son or any such Subsidiary do not regularly file Tax Returns, except as which would not be reasonably likely to have a Paul-Son Material Adverse Effect.

        (b)  Except as set forth in Schedule 4.7(b) of Paul-Son Disclosure Schedule:

          (i)    There are no liens for Taxes upon any property or assets of Paul-Son or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in Schedule 4.7(b) of Paul-Son Disclosure Schedule and as to which adequate reserves have been established in accordance with U.S. GAAP except as which would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

          (ii)  Neither Paul-Son nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after June 1, 1997, other than a group the common parent of which is or was Paul-Son or any Subsidiary of Paul-Son.

          (iii)  Neither Paul-Son nor any of its Subsidiaries has (a) any obligation under any Tax sharing agreement or similar arrangement with any other person with respect to Taxes of any other person or (b) except as which would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect, entered into a closing agreement or other similar agreement related to Taxes with any taxing authority for any open or future taxable year.

          (iv)  Neither Paul-Son nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Paul-Son or any of its Subsidiaries.

          (v)  Neither Paul-Son nor any of its Subsidiaries has agreed to, or is required to make, any adjustments under Section 481 of the Code for any open or future taxable year, except as which would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

SECTION 4.8    REAL PROPERTY

        (a)  Schedule 4.8(a) of the Paul-Son Disclosure Schedule identifies all real property owned by Paul-Son and its Subsidiaries (the "Paul-Son Owned Property"), all real property for which Paul-Son and its Subsidiaries have an option to purchase or right of first refusal (the "Paul-Son Option Property"), all real property for which Paul-Son and its Subsidiaries have equitable interests as contract purchasers under executed purchase and sale agreements (the "Paul-Son Contract Property"), all real property for which Paul-Son and its Subsidiaries have equitable interests as profit participants in the proceeds from any disposition thereof ("Paul-Son Profit Participation Property") and all real property leased or operated by Paul-Son and its Subsidiaries (the "Paul-Son Leased Property"). The Paul-Son Owned Property, the Paul-Son Option Property, the Paul-Son Contract Property, the Paul-Son Profit Participation Property and the Paul-Son Leased Property are referred to herein collectively as the "Paul-Son Real Property." For purposes of this Agreement, "Paul-Son Permitted Liens" means (a) mechanic's, carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business for sums not yet due and payable and such liens as are being contested by Paul-Son or its Subsidiaries in good faith, provided such liens do not individually or in the aggregate have a Paul-Son Material Adverse Effect, (b) liens arising or resulting from any action taken by Paul-Son, (c) liens for current Taxes not yet due and payable, (d) any covenants, conditions, restrictions, reservations, rights, liens, easements, encumbrances, encroachments and other matters affecting title which do not individually or in the aggregate have a Paul-Son Material Adverse Effect, (e) the Paul-Son Lease and Operational Documents (as defined in Section 4.8(c) below) and (f) matters permitted pursuant to Section 5.2 hereof.

        (b)  Paul-Son and its Subsidiaries have good, valid, legal and marketable fee simple title to the Paul-Son Owned Property, and a valid leasehold interest in the Paul-Son Leased Property, sufficient to allow each of Paul-Son and its Subsidiaries to conduct, and to continue to conduct, its business as and where currently conducted. The interests of Paul-Son and its Subsidiaries in the Paul-Son Controlled Real Property (as defined in Section 4.8(c) below), and to the best knowledge of Paul-Son, the interests of Paul-Son and its Subsidiaries in the Paul-Son Real Property which is not Paul-Son Controlled Real Property, are free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described in Schedule 4.8(b) of the Paul-Son Disclosure Schedule and the Paul-Son Permitted Liens. Prior to the date hereof, Paul-Son has delivered to B&G true and correct copies of all title reports and policies and surveys currently in Paul-Son's possession for each respective parcel of Paul-Son Real Property, each of which title reports, title policies and surveys is listed for each parcel of Paul-Son Real Property in Schedule 4.8(b) of the Paul-Son Disclosure Schedule. Schedule 4.8(b) of the Paul-Son Disclosure Schedule sets forth the date of each such title report, title policy and survey.

        (c)  Part I of Schedule 4.8 (c) of the Paul-Son Disclosure Schedule lists all of the material documents under which the Paul-Son Owned Property and the Paul-Son Leased Property is owned, developed, constructed, leased, operated, managed or licensed (the "Paul-Son Lease and Operational Documents"), true, complete and correct copies of which have been delivered or made available for review to B&G. Part II of Schedule 4.8(c) of the Paul-Son Disclosure Schedule lists all of the material documents relating to the rights and obligations of Paul-Son and its Subsidiaries with respect to the

Paul-Son Option Property, the Paul-Son Contract Property and the Paul-Son Profit Participation Property (the "Paul-Son Equitable Rights Documents"), true, complete and correct copies of which have been delivered or made available for review to Paul-Son. The Paul-Son Lease and Operational Documents and the Paul-Son Equitable Rights Documents are unmodified (except as set forth in Schedule 4.8(c) of the Paul-Son Disclosure Schedule), are in full force and effect, and there are no other material agreements, written or oral, between Paul-Son or any of its Subsidiaries and any third party with respect to the Paul-Son Real Property or otherwise relating to the development, construction, ownership, improvement, use and occupancy of the Paul-Son Real Property. Except as disclosed on Part III of Schedule 4.8(c) of the Paul-Son Disclosure Schedule, none of Paul-Son, its Subsidiaries or (to the best knowledge of Paul-Son) any other party is in material default under the Paul-Son Lease and Operational Documents or the Paul-Son Equitable Rights Documents and, to the best knowledge of Paul-Son, no material defaults (except those subsequently cured) by Paul-Son, its Subsidiaries or any other party have been alleged thereunder. As used in this Agreement, "Paul-Son Controlled Real Property" shall mean (i) all Paul-Son Owned Property; (ii) all Paul-Son Leased Property; and (iii) all Paul-Son Option Property, Paul-Son Contract Property and Paul-Son Profit Participation Property where the other party or parties to the applicable Paul-Son Equitable Rights Document is an Affiliate of Paul-Son.

        (d)  Except as disclosed in Schedule 4.8(d) of the Paul-Son Disclosure Schedule, (i) no portion of the Paul-Son Controlled Property, and to the best knowledge of Paul-Son, no portion of the Paul-Son Real Property which is not Paul-Son Controlled Real Property, is in violation of any applicable laws, regulations or restrictions (including zoning laws and regulations), except for such violations which, individually or in the aggregate, would not be reasonably likely to result in a Paul-Son Material Adverse Effect; and (ii) there are no defects in the physical condition of the Paul-Son Controlled Real Property or the improvements located thereon, and to the best knowledge of Paul-Son, there are no defects in the physical condition of the Paul-Son Real Property which is not Paul-Son Controlled Real Property or the improvements located thereon, except for defects which, individually or in the aggregate, would not be reasonably likely to have a Paul-Son Material Adverse Effect.

        (e)  Except as disclosed in Schedule 4.8(e) of the Paul-Son Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of Paul-Son, overtly contemplated or threatened) (i) to take all or any portion of any of the respective parcels of the Paul-Son Controlled Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the Paul-Son Controlled Real Property or the use or development thereof in a manner that would materially interfere with the use of such Paul-Son Controlled Real Property; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the Paul-Son Controlled Real Property; or (iv) otherwise relating to any of the respective parcels of the Paul-Son Controlled Real Property or the interests of Paul-Son and its Subsidiaries therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the Paul-Son Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a Paul-Son Material Adverse Effect. Except as disclosed in Schedule 4.8(e) of the Paul-Son Disclosure Schedule, to the best knowledge of Paul-Son, there is no action, proceeding or litigation pending or overtly contemplated or threatened (w) to take all or any portion of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property, or any interest therein, by eminent domain; (x) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Paul-Son Real Property or the use or development thereof in a manner that would materially interfere with the use of such Paul-Son Controlled Real Property by Paul-Son; (y) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property;

or (z) otherwise relating to any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property, or the interests of Paul-Son and its Subsidiaries therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a Paul-Son Material Adverse Effect.

        (f)    Except as disclosed in Schedule 4.8(f) of the Paul-Son Disclosure Schedule, to the knowledge of Paul-Son, no portion of any of the respective parcels of the Paul-Son Controlled Real Property, and to the best knowledge of Paul-Son, no portion of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) was the former site of any oil or gas drilling operations; or (iv) was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

        (g)  Except as disclosed in Schedule 4.8(g) of the Paul-Son Disclosure Schedule, each parcel of the Paul-Son Controlled Real Properties assessed separately from all other adjacent property for purposes of real property taxes.

        (h)  Except as disclosed in Part I of Schedule 4.8(h) of the Paul-Son Disclosure Schedule each of the respective parcels constituting Paul-Son Controlled Real Property, and to the best knowledge of Paul-Son, each of the respective parcels constituting Paul-Son Real Property which is not Paul-Son Controlled Real Property, is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities. To the best knowledge of Paul-Son, all material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of each of the businesses currently conducted at each of the respective parcels of the Paul-Son Controlled Real Property are operable and in satisfactory working condition (ordinary wear and tear excepted), except as would not be reasonably expected to have a Paul-Son Material Adverse Effect. Each of the respective parcels constituting Paul-Son Real Property is zoned as described in Part II of Schedule 4.8(h) of the Paul-Son Disclosure Schedule.

        (i)    There are no material commitments to or agreements with any governmental authority or agency (foreign, federal, state or local) affecting any parcel of the Paul-Son Controlled Real Property which are not listed in Schedule 4.8(i) of the Paul-Son Disclosure Schedule.

        (j)    There are no contracts or other obligations outstanding for the sale, exchange, lease, transfer, hypothecation, financing or other disposition of any of the respective parcels of the Paul-Son Real Property, or any portion of any such parcel, or the businesses operated by Paul-Son at each of the respective parcels of the Paul-Son Real Property, by Paul-Son and its Subsidiaries except as disclosed in Schedule 4.8(j) of the Paul-Son Disclosure Schedule and other than contracts and obligations entered into after the date of this Agreement in compliance with Section 5.2.

        (k)  Schedule 4.8(k) of the Paul-Son Disclosure Schedule lists all settlements, understandings, contracts or other agreements in respect of fees, taxes, charges or other impositions with respect to gaming (including gaming and supplies equipment manufacture, distribution and sales) or other operations by any applicable Governmental Entity with jurisdiction thereover.

SECTION 4.9    TITLE TO PERSONAL PROPERTY; LIENS

        (a)  Schedule 4.9 of the Paul-Son Disclosure Schedule sets forth a true, complete and accurate schedule describing, and specifying the location of, all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, molds, patterns, drawings, parts, goods, and all other tangible personal property owned by, in the possession of, or used by Paul-Son or any of its Subsidiaries in connection with their respective businesses (other than the inventory listed in Schedule 4.22 to the Paul-Son Disclosure Schedule) (the "Paul-Son Tangible Personal Property"). The Paul-Son Tangible Personal Property, together with the other assets listed in the schedules to the Paul-Son Disclosure Schedule (the "Paul-Son Assets"), comprise all assets, properties and services required for the continued conduct of the businesses of the B&G Companies as now being conducted. The Paul-Son Assets, taken as a whole, constitute all properties and assets relating to or used or held for use in connection with the businesses of Paul-Son and its Subsidiaries during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Paul-Son Material Contracts (as defined in Section 4.11(a) below) fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business). There are no assets or properties used in the operation of the businesses of Paul-Son and its Subsidiaries and owned by any Person other than Paul-Son or any of its Subsidiaries that will not continue to be leased or licensed to Paul-Son or any of its Subsidiaries after the Closing pursuant to valid, current leases or license arrangements.

        (b)  Paul-Son and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest (under the leases described in Schedule 4.9 of the Paul-Son Disclosure Schedule) in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. Such material tangible personal assets and properties are free of liens, except Paul-Son Permitted Liens and liens which would not individually or in the aggregate have a Paul-Son Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not alter or impair the rights of Paul-Son and its Subsidiaries thereunder in any respect which, individually or in the aggregate, would be reasonably likely to have a Paul-Son Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Paul-Son Material Adverse Effect.

SECTION 4.10    INTELLECTUAL PROPERTY; SOFTWARE

        (a)  Schedule 4.10(a) of the Paul-Son Disclosure Schedule lists all (i) patent, copyright, trademark, service mark and trade name registrations and applications owned by Paul-Son or any of its Subsidiaries and (ii) material patent, copyright, trademark, service mark and trade name license agreements to which Paul-Son or any of its Subsidiaries is a party. Except as disclosed in Schedule 4.10(a) of the Paul-Son Disclosure Schedule, Paul-Son and its Subsidiaries own or possess adequate rights to use all material trademarks, trademark applications, trade names, service marks, logos, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of Paul-Son and its Subsidiaries as currently conducted, and, to the best knowledge of Paul-Son, except as set forth in Schedule 4.10(a) of the Paul-Son Disclosure Schedule, there is no infringement of the rights of Paul-Son and its Subsidiaries therein or any infringement by them of the rights of others therein which, individually or in the aggregate would be reasonably likely to have a Paul-Son Material Adverse Effect. Without limiting the generality of the foregoing, Paul-Son owns a validly registered trademark on the name "PAUL-SON GAMING SUPPLIES", and has the unencumbered right to use its corporate name of which it has full title and enjoyment, without paying any royalties whatsoever to any third party.

        (b)  None of the directors, officers, managers or employees of Paul-Son or any of its Subsidiaries own, directly or indirectly, in whole or in part, any patent, trademark or other intellectual or industrial property right to which Paul-Son has a license or which is necessary or desirable for its commercial activities as presently carried on.

        (c)  The current software applications used by Paul-Son in its operation of their businesses are set forth and described on Schedule 4.10(c) to the Paul-Son Disclosure Schedule (the "Paul-Son Software").

        (d)  To the extent that any of the Paul-Son Software has been designed or developed by Paul-Son's management information or development staff or by consultants on the behalf of Paul-Son, such Paul-Son Software is original and capable of copyright protection in the United States, and Paul-Son has complete rights to and ownership of such Paul-Son Software, including possession of, or ready access to, the source code for such Paul-Son Software in its most recent version. To the best knowledge of Paul-Son, no part of any such Paul-Son Software is an imitation or copy of, or infringes upon the software of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. Paul-Son has not sold, assigned, licensed, distributed or in any other way disposed of any of the Paul-Son Software.

        (e)  Except as set forth on Schedule 4.10(e) to the Paul-Son Disclosure Schedule, the Paul-Son Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by Paul-Son legitimately and is fully transferable hereunder without any third party consent. To the best knowledge of Paul-Son, all of Paul-Son's computer hardware has legitimately licensed software installed therein.

        (f)    To the best knowledge of Paul-Son, Paul-Son has not altered its data, or any Paul-Son Software or supporting software in a manner which may, in turn, damage the integrity of the data stored in electronic optical, or magnetic or other form. Except as set forth on Schedule 4.10(f) to the Paul-Son Disclosure Schedule, Paul-Son does not have any knowledge of the existence of any bugs or viruses with respect to the Paul-Son Software which would materially interfere with the operation thereof.

        (g)  Paul-Son has furnished to B&G true and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the Paul-Son Software.

SECTION 4.11    AGREEMENTS, CONTRACTS AND COMMITMENTS

        (a)  Except as disclosed in Schedule 4.11(a) of the Paul-Son Disclosure Schedule, as of the date of this Agreement, neither Paul-Son nor any of its Subsidiaries is a party to any oral or written:

          (i)    agreement, contract, indenture or other instrument relating to Indebtedness (as defined in Section 3.11 above) in an amount exceeding $50,000;

          (ii)  partnership, joint venture or limited liability or management agreement with any person;

          (iii)  agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of Paul-Son or any of its Subsidiaries outside the ordinary course of business;

          (iv)  agreement, contract, commitment or restriction which is material to the business, operations or prospects of Paul-Son or any of its Subsidiaries;

          (v)  purchase contract or commitment of Paul-Son or any of its Subsidiaries which continues for a period of more than twelve (12) months or is in excess of the normal, ordinary and usual requirements of business or in excess of prevailing market prices;

          (vi)  sales contract or commitment of Paul-Son or any of its Subsidiaries which continues for a period of more than twelve (12) months or provides for a sales price below prevailing market prices;

          (vii) agreement, contract or commitment with any officer, employee, agent, consultant, advisor, sales person, sales representative, distributor or dealer which is not cancelable by Paul-Son or any of its Subsidiaries on notice of not longer than sixty (60) days and without liability, penalty or premium, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

          (viii)    employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

          (ix)  other contract, agreement or commitment to be performed after the date hereof which would be a material contract as defined in Item 601(b)(10) of Regulation S-K under the Securities Act;

          (x)  agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.);

          (xi)  contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by Paul-Son or any of its Subsidiaries;

          (xii) contract, agreement or commitment among any of Paul-Son and its Subsidiaries or any of their respective Affiliates; or

          (xiii)    contract, agreement or other instrument having as a party any partnership, joint venture or limited liability company in which Paul-Son or any of its Subsidiaries is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses (i) or (iii) through (xii) if Paul-Son or any of its Subsidiaries were a party to such contract, agreement or other instrument (items (i) through (xiii) are collectively referred to as the "Paul-Son Material Contracts").

        (b)  Except as disclosed in Schedule 4.11(b) of the Paul-Son Disclosure Schedule, as of the date of this Agreement, (i) each of the Paul-Son Material Contracts is valid and binding upon Paul-Son or any of its Subsidiaries (and, to Paul-Son's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Paul-Son or any of its Subsidiaries under any of the Paul-Son Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Paul-Son or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Paul-Son Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Paul-Son Material Adverse Effect.

SECTION 4.12    LITIGATION

        Except as disclosed in Schedule 4.12 of the Paul-Son Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against Paul-Son or any of its Subsidiaries pending, or as to which Paul-Son or any of its Subsidiaries has received any written notice of assertion or, to the best knowledge of Paul-Son, threatened against or affecting, Paul-Son or any of its Subsidiaries or any property or asset of Paul-Son or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to (i) have a Paul-Son Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Paul-Son or any of its Subsidiaries that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

SECTION 4.13    ENVIRONMENTAL MATTERS

        Except as disclosed in Schedule 4.13 of the Paul-Son Disclosure Schedule or as would not be reasonably likely to have a Paul-Son Material Adverse Effect, (a) Paul-Son and its Subsidiaries are in compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best knowledge of Paul-Son, threatened against Paul-Son or any of its Subsidiaries, (c) there are no Environmental Conditions relating to Paul-Son or any of its Subsidiaries or any portion of the Paul-Son Real Property, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs) or underground storage tanks are present at any of the Paul-Son Real Property, (e) neither Paul-Son nor any of its Subsidiaries has received any notices from any governmental agency (whether foreign or domestic) or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition and (f) neither Paul-Son nor any of its Subsidiaries is subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition with respect to any Paul-Son Real Property.

SECTION 4.14    EMPLOYEE BENEFIT PLANS

        (a)  Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 4.14(a) of the Paul-Son Disclosure Schedule contains a complete list of the Employee Plans of Paul-Son and each of its Subsidiaries. Copies of (i) each such Employee Plan other than any Multiemployer Plan, and, if applicable, related trust agreement, and any amendment thereto, (ii) the most recent determination letter issued by the IRS with respect to each such Employee Plan which is intended to qualify under Section 401(a) of the Code and (iii) the most recent Annual Report on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan have been delivered by Paul-Son to B&G and are true and complete copies of such documents.

        (b)  Representations. Except as set forth in Schedule 4.14(b) of the Paul-Son Disclosure Schedule:

          (i)    Employee Plans

            (A)  No Pension Plan is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Each Pension Plan (with its related trust) that is intended to qualify under the provisions of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service stating that the Pension Plan is so qualified and the related trust is exempt from federal income tax under Section 501(a) of the Code and, to the best knowledge of Paul-Son after due investigation, nothing has occurred since the date of the last such determination letter which has resulted in or is likely to result in the revocation of such determination letter.

            (B)  To the knowledge of Paul-Son, each Employee Plan has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable laws, including without limitation ERISA, the Code, the Mexican Labor Law (Ley Federal del Trabajo), and the Mexican Social Security Law (Ley del Seguro Social) to the extent applicable.

          (ii)  Multiemployer Plans

            (A)  Neither Paul-Son nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of Paul-Son or any ERISA Affiliate which has not been fully satisfied. Neither Paul-Son nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

            (B)  No Employee Plan is a Multiemployer Plan.

          (iii)  Welfare Plans. None of Paul-Son, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Paul-Son or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA.

          (iv)  Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or, to the best knowledge of Paul-Son, investigation relating to or seeking benefits under any Employee Plan that is pending against Paul-Son, any ERISA Affiliate or any Employee Plan other than routine claims for benefits.

          (v)  Miscellaneous Matters. As of the date hereof (a) all material payments required to be made on or before the date hereof by or under any Employee Plan, any related trust, or any collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in Paul-Son's financial statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Plan, (b) Paul-Son and its Subsidiaries have performed all material obligations required to be performed by them on or before the date hereof under any Employee Plan and (c) Paul-Son and its Subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

SECTION 4.15    COMPLIANCE

        (a)  Except as disclosed in Schedule 4.15 (a) of the Paul-Son Disclosure Schedule, each of Paul-Son and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Paul-Son's best knowledge), officers, persons performing management functions similar to officers and, to Paul-Son's best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including, without limitation, all authorizations under Environmental Laws and Paul-Son Gaming Laws) necessary to conduct the business and operations of Paul-Son and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Paul-Son Material Adverse Effect (the "Paul-Son Permits") or for the Paul-Son Permits which are currently under customary investigatory review and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Paul-Son Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Paul-Son Material Adverse Effect. Each of Paul-Son and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Paul-Son's best knowledge), officers, persons performing management functions similar to officers and, to Paul-Son's best knowledge, partners, are in compliance with the terms of the Paul-Son Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Paul-Son Material Adverse Effect. Except as disclosed in Schedule 4.15 of the Paul-Son Disclosure Schedule or as would not be reasonably likely to have a Paul-Son Material Adverse Effect, the businesses of Paul-Son and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any Paul-Son Gaming Laws). To the best knowledge of Paul-Son, no investigation or review by any Governmental Entity with respect to Paul-Son or any of its Subsidiaries is pending, or threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Paul-Son Material Adverse Effect. Nothing in this Section 4.15 shall be construed as a representation or warranty that Paul-Son and its Subsidiaries have obtained any Governmental Approval referred to in Section 5.8.

        (b)  The term "Paul-Son Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming equipment and supplies manufacturing, distributing and selling activities and operations of Paul-Son or any of its Subsidiaries, including, without limitation, the Illinois Riverboat Gambling Act, the Indiana Riverboat Gambling Act, the Louisiana Riverboat Economic Development and Gaming Control Law, the Michigan Gaming Control and Revenue Act, the Mississippi Gaming Control Act, the Nevada Gaming Control Act, the New Jersey Casino Control Act, and the Washington State Gambling Act, and the rules and regulations promulgated thereunder, and any applicable federal, state, local or foreign gaming law and any federal, state or foreign laws relating to currency transactions.

        (c)  Except as disclosed in Schedule 4.15(c) of the Paul-Son Disclosure Schedule, neither Paul-Son nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Paul-Son's best knowledge), officer, key employee or, to Paul-Son's best knowledge, partners of Paul-Son or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Paul-Son Gaming Laws which did or would be reasonably likely to result in fines or penalties of $10,000 or more. To Paul-Son's best knowledge, there are no facts, which if known to the regulators under the Paul-Son Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, other person performing management functions similar to an officer or partner, under any Paul-Son Gaming Laws. Neither Paul-Son nor any of its Subsidiaries has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Paul-Son Gaming Laws.

SECTION 4.16    LABOR MATTERS

        Except as disclosed in Schedule 4.16 of the Paul-Son Disclosure Schedule or as would not be reasonably likely to have a Paul-Son Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of Paul-Son, threatened between Paul-Son or any of its Subsidiaries and any of their respective employees; (ii) to the best knowledge of Paul-Son, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) to the best knowledge of Paul-Son, neither Paul-Son nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against Paul-Son or any of its Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice charges and/or complaints pending against Paul-Son or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies (including the Sonora Labor courts (Juntas Locales de Conciliacion y Arbitraje)), or any current union representation questions involving employees of Paul-Son or any of its Subsidiaries; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of Paul-Son, threat thereof, by or with respect to any employees of Paul-Son or any of its Subsidiaries. Paul-Son and its Subsidiaries are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in Schedule 4.16 of the Paul-Son Disclosure Schedule.

SECTION 4.17    INSURANCE

        Paul-Son has provided to B&G true, accurate and complete copies of all material fire and casualty, general liability, business interruption, directors and officers liability, employment practices, product liability, and sprinkler and water damage insurance policies maintained by Paul-Son or any of its Subsidiaries. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of Paul-Son and its Subsidiaries and their respective properties and assets.

SECTION 4.18    OPINION OF FINANCIAL ADVISOR

        Paul-Son has no reason to believe that it will not receive, within six weeks of the date of this Agreement, the opinion of Ladenburg Thalmann & Co., Inc., to the effect that the Combination (including the exchange ratio) is fair to the holders of Paul-Son Common Stock from a financial point of view (except such opinion will not be addressed to Endy or the Endy Trust) (the "Fairness Opinion").

SECTION 4.19    NO EXISTING DISCUSSIONS

        As of the date hereof, Paul-Son is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.4 (a)).

SECTION 4.20    BROKERS

        None of Paul-Son, its Subsidiaries or any of their respective officers, directors or employees has employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Paul-Son has retained Ladenburg Thalmann & Co., Inc. as its financial advisor, the arrangements with which have been disclosed in writing to B&G prior to the date of this Agreement.

SECTION 4.21    TRANSACTIONS WITH AFFILIATES

        Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Paul-Son SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 4.21 of the Paul-Son Disclosure Schedule, from June 1, 1996 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Paul-Son or any of its Subsidiaries, on the one hand, and Paul-Son's affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

SECTION 4.22    INVENTORIES; RECEIVABLES; PAYABLES

        (a)  Schedule 4.22 of the Paul-Son Disclosure Schedule contains the most current inventory listings maintained by Paul-Son. Except as set forth in Schedule 4.22 of the Paul-Son Disclosure Schedule, the inventory of Paul-Son consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods. The inventories of Paul-Son are in good and marketable condition, and are saleable in the ordinary course of business. All inventories owned by Paul-Son has been purchased in the ordinary course of business and consistent with anticipated requirements of the business of Paul-Son. Adequate reserves have been reflected in the Paul-Son Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (b)  All accounts receivable of Paul-Son have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of Paul-Son reflected on the Paul-Son Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied. All accounts receivable arising after the date of the Paul-Son Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (c)  All accounts payable of Paul-Son reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

SECTION 4.23    CUSTOMERS AND SUPPLIERS

        Schedule 4.23 of the Paul-Son Disclosure Schedule sets forth a true and complete list of the largest customers and the largest suppliers of Paul-Son, as measured by the dollar amount of purchases therefrom or thereby representing at least 5% of Paul-Son's consolidated revenues, during the fiscal year ended May 31, 2001 and the three (3) months ended August 31, 2001 showing the approximate total purchases by Paul-Son from each such supplier and the approximate total revenues by Paul-Son from each such customer, during such period. Since the date of the Paul-Son Balance Sheet, there has not been any Paul-Son Material Adverse Change in the business relationship of Paul-Son with any customer or supplier listed on Schedule 4.23 of the Paul-Son Disclosure Schedule.

SECTION 4.24    PRODUCT WARRANTY

        Schedule 4.24 of the Paul-Son Disclosure Schedule contains a true and complete description of the product liability and product warranty experience of Paul-Son and its Subsidiaries for the last three fiscal years. All products sold by Paul-Son or any of its Subsidiaries conforms in all material respects to the laws and regulations applicable to them and to specifications contractually imposed by clients. Except as set forth on Schedule 4.24 of the Paul-Son Disclosure Schedule, no product manufactured and sold by Paul-Son or any of its Subsidiaries prior to Closing contains any defect, deviation or non-conformity which may have a Paul-Son Material Adverse Effect.

SECTION 4.25    ACCURACY OF INFORMATION FURNISHED

        No representation, statement or information contained in this Agreement (including, without limitation, the Paul-Son Disclosure Schedule) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to B&G or its representatives by Paul-Son contains or shall contain any untrue statement of a fact or omits or shall omit any fact necessary to make the information contained therein not misleading.

SECTION 4.26    INVESTMENT PURPOSE

        Paul-Son is acquiring the B&G Shares and the Bud Jones Shares for its own account for investment only and not with a present view toward the public sale or distribution thereof.

SECTION 4.27    GAMING REGULATION

        Paul-Son acknowledges and understands that the B&G Companies are subject to the B&G Gaming Laws. Paul-Son further acknowledges and understands that the B&G Gaming Laws may require advance notification or prior approval of an acquisition by any person of an equity interest in a gaming licensee.

ARTICLE V.

COVENANTS

SECTION 5.1    CONDUCT OF BUSINESS OF B&G

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, B&G agrees (except to the extent that Paul-Son shall otherwise consent in writing) to carry on its business and that of Bud Jones in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with the ordinary course of business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on Schedule 5.1 of the B&G Disclosure Schedule or such as would not be reasonably likely to have a B&G Material Adverse Effect, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, without the written consent of Paul-Son, B&G shall not and shall not permit Bud Jones to:

        (a)  adopt any amendment to its statuts, articles of incorporation or bylaws or comparable charter or organizational documents;

        (b)  issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of B&G or Bud Jones capital stock outstanding on the date hereof;

        (c)  declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

        (d)  split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

        (e)  increase the compensation or fringe benefits payable or to become payable to any directors, officers or employees of B&G or any of its Subsidiaries (except for salary increases not to exceed ten percent (10%) in the ordinary course of business consistent with past practice to employees other than executive officers of B&G or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to Paul-Son, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of B&G or any of its Subsidiaries, or offer employment to or hire any person with an annual salary of $100,000 or more, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, commission, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except to the extent required by applicable law or regulation;

        (f)    (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of either of the B&G Companies, except for sales of inventory in the ordinary course of business in connection with the B&G Companies' gaming supplies business operations or (ii) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, limited liability company, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business in connection with the B&G Companies' gaming supplies business operations in an amount individually or in the aggregate not to exceed $50,000;

        (g)  (i) incur, assume, renew or pre-pay any long-term debt or incur, assume or renew any short-term debt, except that the B&G Companies may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice not to exceed $50,000 individually or in the aggregate (including advances to employees) and except for loans, advances, capital contributions or investments between Bud Jones and B&G;

        (h)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of B&G or any of its Subsidiaries;

        (i)    make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2000, provided, however, that Paul-Son shall not withhold or delay its consent to any matter described in this Section 5.1 in a manner that would preclude B&G or any of its Subsidiaries from timely making such an election, timely filing their Tax Returns or timely paying their Taxes;

        (j)    pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the B&G Companies;

        (k)  other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of B&G or any of its Subsidiaries before the same comes due in accordance with its terms;

        (l)    fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

        (m)  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable), unless required by a change in law, French general accounting policies or U.S. GAAP, as applicable, or as agreed in advance with Paul-Son to facilitate the consummation of this Agreement;

        (n)  modify, amend or terminate any of the B&G Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

        (o)  enter into or renew any license agreement, lease agreement, vendor supply contract with a term of six months or more, customer supply contract with a term of six months or more, or any other agreement or commitment which meets the definition of a B&G Material Contract;

        (p)  take, or agree to commit to take, any action that would cause the representations and warranties of B&G contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects, or cause those qualified by materiality or a B&G Material Adverse Effect not to be true and correct, at, or as of any time prior to, the Closing Date;

        (q)  engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the B&G Companies' Affiliates which involves the transfer of consideration or has a financial impact on B&G (other than transactions between B&G and Bud Jones), other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on Schedule 3.20 of the B&G Disclosure Schedule;

        (r)  close, shut down, or otherwise eliminate any business operations or divisions owned or operated by either of the B&G Companies, except for such closures, shutdowns or eliminations which are (i) required by action, order, writ, injunction, judgment or decree or otherwise required by law, (ii) due to acts of God or other force majeure events or (iii) would not be reasonably likely to have a B&G Material Adverse Effect;

        (s)  settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) be reasonably likely to have a B&G Material Adverse Effect or (ii) materially adversely affect the consummation of the transactions contemplated hereby; or

        (t)    enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

SECTION 5.2    CONDUCT OF BUSINESS OF PAUL-SON

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Paul-Son agrees as to itself and each of its Subsidiaries (except to the extent that B&G shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with the ordinary course of business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on Schedule 5.2 of the Paul-Son Disclosure Schedule or such as would not be reasonably likely to have a Paul-Son Material Adverse Effect, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, without the written consent of B&G, Paul-Son shall not and shall not permit any of its Subsidiaries to:

        (a)  adopt any amendment to its articles of incorporation or bylaws or comparable charter or organizational documents, except as contemplated by (i) Section 5.14 with respect to the composition of the Paul-Son board of directors, and (ii) Section 5.16 with respect to certain provision of the NRS;

        (b)  (i) issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class (other than upon exercise of Paul-Son Stock Options outstanding on the date of this Agreement upon payment of the exercise price thereof), or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Paul-Son Common Stock outstanding on the date hereof or (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of Paul-Son or any of its Subsidiaries, including without limitation, the Paul-Son Stock Options or the Paul-Son Stock Option Plans;

        (c)  declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly-owned Subsidiary of Paul-Son and Paul-Son or any other wholly-owned Subsidiary of Paul-Son;

        (d)  split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

        (e)  increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether of Paul-Son or any of its Subsidiaries) (except for salary increases not to exceed ten percent (10%) in the ordinary course of business consistent with past practice to employees other than executive officers of Paul-Son or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to B&G, which shall be interpreted and implemented in a manner consistent with past practice and except in connection with certain reduction in staff and office closures implemented by Paul-Son in 2001 which are disclosed on Schedule 5.2 of the Paul-Son Disclosure Schedule), or enter into any employment or severance agreement with, any director, officer or employee of Paul-Son or any of its Subsidiaries, or offer employment to or hire any person with an annual salary of $100,000 or more, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, commission, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except to the extent required by applicable law or regulation;

        (f)    (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of Paul-Son or any of its Subsidiaries, except (x) sales of inventory in the ordinary course of business in connection with Paul-Son's gaming equipment and supplies business operations and (y) transactions described on Schedule 5.2 of the Paul-Son Disclosure Schedule or (ii) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, limited liability company, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business in connection with Paul-Son's gaming supplies business operations in an amount individually or in the aggregate not to exceed $50,000;

        (g)  (i) incur, assume, renew or pre-pay any long-term debt or incur, assume or renew any short-term debt, except non-recourse mortgage financing of Paul-Son's Las Vegas real estate as described on Schedule 5.2 of the Paul-Son Disclosure Schedule and that Paul-Son and its Subsidiaries may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice not to exceed $50,000 individually or in the aggregate (including advances to employees) and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of Paul-Son and Paul-Son or another wholly-owned Subsidiary of Paul-Son;

        (h)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Paul-Son or any of its Subsidiaries;

        (i)    make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending May 31, 2001, provided, however, that B&G shall not unreasonably withhold or delay its consent to any matter described in this subsection 5.2 in a manner that would preclude Paul-Son from timely making such an election, timely filing its Tax Returns or timely paying its Taxes;

        (j)    pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of Paul-Son;

        (k)  other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of Paul-Son or of any of its Subsidiaries before the same comes due in accordance with its terms;

        (l)    fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

        (m)  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by U.S. GAAP or the SEC;

        (n)  modify, amend or terminate any of the Paul-Son Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

        (o)  enter into or renew any license agreement, lease agreement, vendor supply contract with a term of six months or more, customer supply contract with a term of six months or more, or any other agreement or commitment which meets the definition of a Paul-Son Material Contract;

        (p)  take, or agree to commit to take, any action that would cause the representations and warranties of Paul-Son contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects, or cause those qualified by materiality or a Paul-Son Material Adverse Effect not to be true and correct, at, or as of any time prior to, the Closing Date;

        (q)  engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Paul-Son's Affiliates which involves the transfer of consideration or has a financial impact on Paul-Son (other than transactions between Paul-Son and its Subsidiaries), other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on Schedule 4.21 of the Paul-Son Disclosure Schedule;

        (r)  close, shut down, or otherwise eliminate any business operations or division owned or operated by Paul-Son or any of its Subsidiaries, except for such closures, shutdowns or eliminations which (i) are required by action, order, writ, injunction, judgment or decree or otherwise required by law, (ii) are due to acts of God or other force majeure events or (iii) would not be reasonably likely to have a Paul-Son Material Adverse Effect;

        (s)  settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) be reasonably likely to have a Paul-Son Material Adverse Effect or (ii) materially adversely affect the consummation of the transactions contemplated hereby; or

        (t)    enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

SECTION 5.3    COOPERATION; NOTICE; CURE

        Each of Paul-Son and B&G shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, that causes or is reasonably likely to cause any covenant or agreement of Paul-Son or B&G, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Paul-Son or the B&G Companies contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

SECTION 5.4    NO SOLICITATION

        (a)  Unless this Agreement shall have been terminated in accordance with its terms, neither Paul-Son nor B&G shall, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving their respective companies or any of their Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or group of persons) or its respective affiliates (a "Third Party") other than Paul-Son or B&G concerning, provide any non-public information to any person or entity relating to, or take any other action to facilitate inquiries or the making of any proposal that constitutes, an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.4 shall prevent Paul-Son, B&G or their respective boards of directors from furnishing non-public information (subject to obtaining appropriate confidentiality and non-disclosure agreements) to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (w) such Third Party has made a written proposal to the board of directors of Paul-Son or B&G, as the case may be, to consummate an Acquisition Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Paul-Son or B&G, as the case may be, (x) the board of directors of Paul-Son or B&G, as the case may be, determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the respective company's stockholders than the Combination contemplated by this Agreement (a "Superior Proposal"), and (y) the board of directors of Paul-Son or B&G, as the case may be, determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Paul-Son or B&G, as the case may be, under applicable law.

        (b)  Paul-Son or B&G, as the case may be, shall notify the other party promptly after its receipt or the receipt by any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Paul-Son or B&G, as the case may be, by any person or entity that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Paul-Son or B&G, as the case may be, shall (i) keep the other party informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information and (ii) provide to such other party as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material (A) sent or provided to Paul-Son or B&G, as the case may be, or any of its employees, representatives or agents from any Third Party in connection with any Acquisition Proposal or request for non-public information or (B) sent or provided by Paul-Son or B&G, as the case may be, or any of their employees, representatives or agents to any Third Party in connection with any Acquisition Proposal or request for non-public information.

        (c)  Except as expressly permitted by this Section 5.4, neither the board of directors of Paul-Son or B&G, as the case may be, nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by the board of directors of Paul-Son or the approval or recommendation by the board of directors and stockholders of B&G, as the case may be, or any such committee of this Agreement or the Combination, (ii) approve or cause Paul-Son or B&G, as the case may be, to enter into letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement relating to any Acquisition Proposal (any such legally binding agreement, an "Acquisition Agreement") or (iii) approve or recommend, or propose to publicly approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, if Paul-Son or B&G, as the case may be, has received a Superior Proposal, the board of directors of such company may terminate this Agreement pursuant to Section 7.1 (d) or Section 7.1(e), as applicable, but only at a time that is more than 48 hours following receipt by the non-terminating company of written notice advising such non-terminating company that the board of directors of Paul-Son or B&G, as the case may be, is prepared to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Third Party making such Superior Proposal; provided, however, that concurrently with or immediately after such termination, the board of directors of Paul-Son or B&G, as the case may be, shall cause such company to enter into an Acquisition Agreement with respect to such Superior Proposal.

        (d)  Nothing contained in this Section 5.4 shall prohibit Paul-Son from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Paul-Son's stockholders if, in the good faith judgment of the board of directors of Paul-Son, based on the advice of outside legal counsel, failure to so disclose would be inconsistent with its fiduciary obligations under applicable law.

SECTION 5.5    PROXY STATEMENT

        As promptly as practicable after the execution of this Agreement, Paul-Son shall prepare and file with the SEC, a proxy statement (the "Proxy Statement") required pursuant to Regulation 14a promulgated under the Exchange Act. Paul-Son will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Paul-Son shall use its reasonable best efforts to have or cause the Proxy Statement to be cleared by the SEC as promptly as practicable. B&G shall cause its representatives to fully cooperate with Paul-Son and its representatives in the preparation of the Proxy Statement, and B&G shall, upon request, furnish Paul-Son with all information concerning it and its affiliates, directors and officers as Paul-Son may reasonably request in connection with the preparation of the Proxy Statement (including, without limitation, financial statements prepared in accordance with U.S. GAAP and audited in accordance with U.S. generally accepted auditing standards, to the extent required by the applicable rules of the SEC). Paul-Son or B&G, as the case may be, shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates based on written information furnished by it for inclusion therein. The Proxy Statement with respect to the Combination shall include the determination and recommendation of the board of directors of Paul-Son that its stockholders consent to the approval and adoption of this Agreement and the Combination. Paul-Son shall take all actions required under any applicable federal or state securities or blue sky laws in connection with the issuance of shares of Paul-Son Common Stock pursuant to the Combination and shall use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. B&G shall take all action required under any applicable securities or similar laws of the jurisdictions in which B&G and the B&G Stockholders are residents or otherwise subject in connection with this Agreement and the issuance of the Paul-Son Common Stock pursuant to the Combination. As promptly as practicable after Paul-Son files a definitive Proxy Statement with the SEC, Paul-Son shall cause the Proxy Statement to be mailed to its stockholders.

SECTION 5.6    STOCKHOLDERS' MEETING

        Paul-Son shall call a meeting of its stockholders to be held as promptly as practicable following the date hereof for the purpose of voting on this Agreement and the transactions contemplated hereby. As soon as practicable after the definitive Proxy Statement is filed with the SEC, the Paul-Son board shall use its reasonable best efforts to solicit from the Paul-Son stockholders proxies in favor of such matters and to otherwise obtain the vote of the Paul-Son stockholders in favor of such matters.

SECTION 5.7    ACCESS TO INFORMATION; CONFIDENTIALITY

        From the date hereof until (i) the Closing Date or, (ii) if earlier, the date on which this Agreement is terminated in accordance with its terms, and upon reasonable notice, each of Paul-Son and the B&G Companies shall afford to the other party and its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Paul-Son and the B&G Companies shall furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws, (c) all other information concerning its business, properties and personnel as the other party may reasonably request and (d) B&G will furnish to Paul-Son all information required by Section VI.B of Paul-Son's Gaming Compliance Plan, as amended. Each party agrees for itself and its respective affiliates, agents, representatives and consultants to hold in the strictest confidence and not to disclose to any person, entity, party, firm or corporation (other than agents or representatives of either party who are also bound by this paragraph) without the prior express written consent of the other party (except as such disclosures are required in applications or by applicable securities or gaming laws), any such information furnished to it by the other party which is nonpublic. The parties agree, except as specifically provided herein, that the Confidentiality Agreement executed as of October 21,, 2001, by and between Paul-Son and B&G (the "Confidentiality Agreement") shall remain in full force and effect until the Effective Time. No information or knowledge obtained in any investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Combination.

SECTION 5.8    GOVERNMENTAL APPROVALS

        (a)  The parties hereto shall cooperate with each other and use their reasonable best efforts (and, with respect to the B&G Gaming Laws and the Paul-Son Gaming Laws, shall use their reasonable best efforts to cause their respective directors and officers to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement and the Endy Stock Purchase Agreement, including, without limitation, all filings required under the B&G Gaming Laws and the Paul-Son Gaming Laws ("Governmental Approvals"), and to comply (and, with respect to the B&G Gaming Laws and the Paul-Son Gaming Laws, to cause their respective directors and officers and employees to so comply) with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective officers, directors and affiliates to file as promptly as practicable all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable B&G Gaming Laws and Paul-Son Gaming Laws) and shall act reasonably and as promptly as practicable thereafter in responding to additional requests in connection therewith. Paul-Son and B&G shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Paul-Son or to B&G, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Paul-Son and B&G (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals.

        (b)  Paul-Son and B&G shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Paul-Son and B&G shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

        (c)  Nothing in this Section 5.8 shall obligate either party to take or to omit to take any action (including, without limitation, the expenditure of material funds or holding separate or agreeing to sell or otherwise dispose of assets, categories of assets or businesses) that would take effect prior to the Closing or that would or could reasonably be expected to have, in the good faith opinion of such party, a Material Adverse Effect on Paul-Son (including the B&G Companies), taken as a whole, after the Closing.

SECTION 5.9    PUBLIC ANNOUNCEMENTS

        Paul-Son and B&G will consult with each other and will mutually agree upon any press release or public announcement regarding execution of this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

SECTION 5.10    INDEMNIFICATION

        From and after the Closing Date, Paul-Son agrees that it will indemnify and hold harmless and provide advancement of expenses to each present and former director, officer and agent of Paul-Son (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date, including, without limitation, those obligations disclosed on Schedule 5.10, whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent that Paul-Son would have been permitted under Nevada law and its articles of incorporation or bylaws in effect on the date hereof to indemnify, hold harmless and provide advancement of expenses to such Indemnified Party. For a period of six years after the Closing Date, Paul-Son agrees that it will maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Paul-Son's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Paul-Son to B&G) with coverage in amount and scope at least as favorable as Paul-Son's existing coverage provided, however, that Paul-Son shall in no event be required to expend more than an amount per year equal to 200% of current premiums paid by Paul-Son for such insurance, which current premium amount is disclosed on Schedule 5.10 of the Paul-Son Disclosure Schedule. The provisions of this Section 5.10 are intended to be in addition to the rights otherwise available to the current officers and directors of Paul-Son by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

SECTION 5.11    EMPLOYEE BENEFITS

        From the date hereof through, and after the Closing Date, Paul-Son agrees that it will honor all written employment, consulting, undertakings, severance and termination agreements (including change in control provisions) of the employees and agents of Paul-Son and its Subsidiaries set forth on Schedule 5.11 of the Paul-Son Disclosure Schedule. B&G acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control (or change of control) of Paul-Son (to the extent such concept is applicable) for the purpose of the Paul-Son Stock Option Plans and all Paul-Son Employee Plans (as defined in Sections 4.2(a) and 3.14, respectively (causing all outstanding options to become vested and exercisable)).

SECTION 5.12    FURTHER ASSURANCES AND ACTIONS

        (a)  Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

        (b)  In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the B&G Stockholders and the proper officers and/or directors of Paul-Son and the B&G Companies shall take all such necessary action, including, without limitation, giving any notice to Governmental Entities required to be given after the Closing.

SECTION 5.13    NASDAQ SMALLCAP MARKET LISTING

        Subject to Section 5.19, Paul-Son shall use its best efforts to list on the Nasdaq SmallCap Market prior to the Closing Date, subject to official notice issuance, the Paul-Son Shares to be issued pursuant to Section 1.3.

SECTION 5.14    EXPANSION OF PAUL-SON BOARD; APPOINTMENT OF PAUL-SON DIRECTORS; AMENDMENT OF PAUL-SON BY-LAWS

        (a)  Paul-Son agrees to take such actions that are necessary to increase the Paul-Son Board of Directors effective upon the Closing Date to achieve the following Paul-Son Board of Directors composition:

          (i)    Paul-Son's board of directors shall consist of seven persons (but not more than seven persons);

          (ii)  Four persons shall be designated or nominated by Holding Wilson, the principal B&G Stockholder; and

          (iii)  Three persons shall be designated from the Paul-Son board of directors in office prior to the Closing, such persons intended to be Eric P. Endy, Paul S. Dennis and one other person constituting an independent director under applicable NASDAQ or stock exchange rules ("SRO Rules") Should Eric Endy be unable to serve during the entire five-year period following the Closing, then the Endy Trust shall designate his replacement.

        (b)  If NASDAQ or other exchange determines that pursuant to applicable SRO Rules, the Paul-Son board of directors must have three (3) independent directors and that no exemption from that requirement is available to Paul-Son, and as of the date of such determination, the Paul-Son Board does not have three (3) independent directors, then the Paul-Son board of directors shall take action to (i) increase the number of directors constituting the entire board to nine (9), and (ii) appoint one (1) additional person designated or nominated by Holding Wilson and one (1) additional independent director.

        (c)  On or prior to the Closing Date, Paul-Son shall amend its By-laws to eliminate the classification of directors, such that, effective upon the Closing, all directors of Paul-Son shall serve until the next annual stockholders' meeting, subject to their earlier resignation or removal.

SECTION 5.15    MIKOHN AGREEMENT

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Paul-Son and B&G agree that they shall mutually decide whether to (i) terminate the distribution agreement between B&G and Mikohn Gaming Corporation ("Mikohn") dated March 2, 1995 granting Mikohn the exclusive right to sell B&G's Safe Chips in the United States (the "Mikohn Agreement"), (ii) allow the exclusive right to continue, or (iii) modify the exclusive right in some manner. In the event that Paul-Son and B&G mutually determine to modify the Mikohn Agreement, B&G shall use its reasonable best efforts to obtain Mikohn's written consent to such modification. B&G represents to Paul-Son that B&G may unilaterally terminate the Mikohn Agreement upon three months' notice.

SECTION 5.16    NRS ANTI-TAKEOVER PROVISIONS

        (a)  Paul-Son shall cause its articles of incorporation or bylaws in effect on the Closing Date (at the Effective Time) to provide that the provisions of Sections 78.378 to 78.3793, inclusive, of the NRS do not apply to Paul-Son.

        (b)  Paul-Son shall cause the provisions of NRS Sections 78.411 to 78.444, inclusive, not to apply to the Combination. Neither B&G nor any of its Affiliates has as of the date of this Agreement, nor will, prior to the date Paul-Son's board of directors approves this Agreement and the Combination take any action to become an "interested stockholder" as defined in NRS 78.423. Moreover, Paul-Son shall use its best efforts to cause its Articles of Incorporation to be amended to expressly elect not to be governed by NRS Sections 78.411 to 78.444, inclusive.

SECTION 5.17    OFFICERS    Upon the Closing, Gerard Charlier shall be elected President and Chief Executive Officer of Paul-Son and each of its Subsidiaries and Eric Endy shall be elected Executive Vice President of Paul-Son.

SECTION 5.18    LETTER OF INTENT

        Immediately upon and by reason of (a) the execution of this Agreement, and (b) delivery by Paul-Son's financial advisor, Ladenburg Thalmann & Co., Inc., to Paul-Son's Board of Directors of the Fairness Opinion, so long as such Fairness opinion contains the opinion that the Combination is fair, from a financial point of view, to the public stockholders of the Company and without requiring any further action by any party, the letter of intent dated January 29, 2001 among Paul-Son, the B&G, Bud Jones, the B&G Stockholders, and the Endy Trust, as amended by the First Amendment to Binding Letter of Intent dated as of March 15, 2001 (as so amended, the "Letter of Intent") shall be terminated effective immediately, and shall be null and void and of no further force or effect; provided, however, that if B&G terminates this Agreement pursuant to Section 7.1(h), the Letter of Intent shall not terminate and the rights, remedies and defenses of each party to the Letter of Intent shall be reserved. Upon termination of the Letter of Intent, no party to the Letter of Intent shall have any further liability or obligation with respect thereto, each party to the Letter of Intent hereby releases and forever discharges each other party to the Letter of Intent from all liabilities, obligations, claims and causes of action whatsoever, in law or in equity, arising out of or relating to the Letter of Intent, including, without limitation, with respect to any "Termination Fee" (as defined in the Letter of Intent) and the pending arbitration proceeding arising out of Paul-Son's prior claim for a Termination Fee shall be dismissed.

SECTION 5.19    PACIFIC STOCK EXCHANGE LISTING.

        If Nasdaq notifies Paul-Son in writing that Nasdaq intends to delist the Paul-Son Common Stock upon consummation of the transactions contemplated by this Agreement and no appeal under Nasdaq rules reverses such determination (the "Nasdaq Reverse-Merger Delisting"), Paul-Son agrees to use its best efforts to cause the Paul-Son Common Stock to be listed on the Pacific Stock Exchange as promptly as practicable after the Closing.

SECTION 5.20    ENDY OPTION.

        In the event of a Nasdaq Reverse-Merger Delisting, Paul-Son shall grant to Eric Endy an option to purchase that number of shares of Paul-Son Common Stock equal to one percent (1%) of the Paul-Son Common Stock outstanding immediately prior to the Closing at $4.00 per share and otherwise subject to the terms of Paul-Son's Long-Term Incentive Plan.

ARTICLE VI.

CONDITIONS TO COMBINATION

SECTION 6.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE COMBINATION

        The respective obligations of each party to this Agreement to effect the Combination shall be subject to the satisfaction or waiver by each party prior to the Closing Date of the condition that no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Combination illegal or otherwise prohibiting consummation of the Combination.

SECTION 6.2    ADDITIONAL CONDITIONS TO OBLIGATIONS OF B&G

        The obligation of B&G to effect the Combination is subject to the satisfaction of each of the following conditions prior to the Closing Date, any of which may be waived in writing exclusively by B&G:

        (a)  Representations and Warranties. The representations and warranties of Paul-Son set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a Paul-Son Material Adverse Effect, inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Paul-Son Material Adverse Effect. B&G shall have received a certificate signed on behalf of Paul-Son by the chief executive officer of Paul-Son to such effect.

        (b)  Performance of Obligations of Paul-Son. Paul-Son shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and B&G shall have received a certificate signed on behalf of Paul-Son by the chief executive officer of Paul-Son to such effect.

        (c)  Governmental Approvals. All Governmental Approvals required to permit Paul-Son to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, those required to be obtained by Paul-Son and each person designated to serve on the Board of Directors of Paul-Son pursuant to Section 5.14 under the Paul-Son Gaming Laws), all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, limitations or restrictions which will have or would reasonably be expected to have a B&G Material Adverse Effect or a Paul-Son Material Adverse Effect.

        (d)  No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a Paul-Son Material Adverse Effect.

        (e)  Nasdaq Small Cap Market Listing. The Paul-Son Common Stock to be issued to B&G Stockholders in connection with the Share Exchange and upon exercise of the Warrants shall have been approved for listing on the Nasdaq Small Cap Market, subject only to official notice of issuance, unless upon or subject to consummation of the transactions contemplated by this Agreement, Nasdaq delists the Paul-Son Common Stock

        (f)    Letters of Resignation. Paul-Son shall have received letters of resignation from (i) Jerry G. West and Richard W. Scott as members of the board of directors and committees thereto of Paul-Son

(unless designated a director pursuant to Section 5.14(c)), and (ii) Eric P. Endy as chairman of the board (but not as a director) of Paul-Son and as an officer of Paul-Son and its Subsidiaries.

        (g)  Third-Party Consents. Paul-Son shall have received all third-party consents and approvals required to be obtained by Paul-Son in connection with the transactions contemplated hereby, under any contract to which Paul-Son (or any of its Subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Paul-Son Material Adverse Effect.

        (h)  Paul-Son Good Standing Certificates. B&G shall have received certificates from the Secretary of State of the State of Nevada, dated within fifteen days prior to the Closing date, evidencing Paul-Son and each of its U.S. Subsidiaries, respectively, are in good standing under the laws of such jurisdiction.

        (i)    Endy Stock Purchase Agreement. The Endy Trust, Eric P. Endy and the B&G Stockholders shall have closed the transactions contemplated in the Endy Stock Purchase Agreement.

        (j)    Stockholder Approval. This Agreement and the Combination shall have been approved by the stockholders of Paul-Son in the manner required under the NRS, the articles of incorporation of Paul-Son and the applicable SRO Rules.

        (k)  Legal Opinions. B&G shall have received opinions of Kummer Kaempfer Bonner & Renshaw, U.S. counsel to Paul-Son, and Cuesta Campos y Asociados, S.C., Mexican counsel to Paul-Son, in substantially the forms attached hereto as Exhibit C.

        (l)    Other Instruments. B&G shall have received such other instruments, documents or information that B&G reasonably requests in connection with this Agreement and the transactions contemplated hereby in form and substance reasonably satisfactory to B&G.

        (m)  No Litigation. There shall not be pending any suit, action, proceeding or investigation by, or on behalf of any entity or person other than a B&G Affiliate which: (i) challenges or seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement; (ii) relates to this Agreement and seeks to obtain from the B&G Companies, the B&G Stockholders or any of them any damages that may be material to any of them; (iii) seeks to prohibit or limit in any material respect the B&G Stockholders' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Paul-Son Shares; (iv) would materially and adversely affect the right of Paul-Son to own the assets or operate the business of the B&G Companies; or (v) if adversely determined, could have a Material Adverse Effect on Paul-Son.

SECTION 6.3    ADDITIONAL CONDITIONS TO OBLIGATIONS OF PAUL-SON

        The obligations of Paul-Son to effect the Combination are subject to the satisfaction of each of the following conditions prior to the Closing Date, any of which may be waived in writing exclusively by Paul-Son:

        (a)  Representations and Warranties. The representations and warranties of B&G set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a B&G Material Adverse Effect, inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a B&G Material Adverse Effect. Paul-Son shall have received a certificate signed on behalf of B&G by the chief executive officer of B&G to such effect.

        (b)  Performance of Obligations of B&G. B&G shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and

Paul-Son shall have received a certificate signed on behalf of B&G by the chief executive officer of B&G to such effect.

        (c)  Governmental Approvals. All Governmental Approvals required to permit B&G to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, under the B&G Gaming Laws and the applicable Paul-Son Gaming Laws), all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, limitations or restrictions which will have or would reasonably be expected to have a B&G Material Adverse Effect or a Paul-Son Material Adverse Effect.

        (d)  No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a B&G Material Adverse Effect.

        (e)  Third-Party Consents. B&G shall have received all third-party consents and approvals required to be obtained by B&G in connection with the transactions contemplated hereby, under any contract to which one of the B&G Companies may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a B&G Material Adverse Effect.

        (f)    B&G Good Standing Certificates. Paul-Son shall have received certificates from the Clerk of the Tribunal of Commerce of Beaune, France, the Secretary of State of the State of Nevada, and the jurisdictions listed on Schedule 3.1 hereto, each dated within fifteen days prior to the Closing Date, evidencing B&G and/or Bud Jones, as appropriate, is in good standing under the laws of such jurisdictions.

        (g)  Employment Agreement. Paul-Son and Endy shall have entered into an employment agreement in substantially the form of Exhibit D attached hereto (the "Endy Employment Agreement").

        (h)  Endy Stock Purchase Agreement. The Endy Trust, Eric P. Endy and the B&G Stockholders shall have closed the transactions contemplated in the Endy Stock Purchase Agreement.

        (i)    Bud Jones Shares. 100% of the Bud Jones Shares shall have been transferred to Paul-Son with all required documentary stock transfer taxes affixed evidencing the payment of any transfer taxes that may be due with respect to such transfer.

        (j)    Non Competition Agreements. B&G shall have delivered to Paul-Son Non-Competition Agreements in the form attached hereto as Exhibit E, duly executed by each B&G Stockholder.

        (k)  Legal Opinion. Paul-Son shall have received an opinion of Magellan, French counsel to B&G in substantially the form attached hereto as Exhibit F.

        (l)    Other Instruments. Paul-Son shall have received such other instruments, documents or information that Paul-Son reasonably requests in connection with this Agreement and the transactions contemplated hereby in form and substance reasonably satisfactory to Paul-Son.

ARTICLE VII.

TERMINATION AND AMENDMENT

SECTION 7.1    TERMINATION

        This Agreement may be terminated at any time prior to the Closing Date (with respect to Section 7.1(b) through Section 7.1(h), by written notice by the terminating party to the other party),

whether before or after approval of the matters presented in connection with the Combination by the stockholders of Paul-Son:

        (a)  by mutual written consent of Paul-Son and B&G; or

        (b)  by either Paul-Son or B&G if the Combination shall not have been consummated by March 31, 2003 (provided that (i) if the Combination shall not have been consummated because the requisite Governmental Approvals required under Sections 6.2(c) or 6.3(c) shall not have been obtained and are still being actively and in good faith pursued, B&G or Paul-Son, respectively, may extend such date to September 30, 2003 by providing written notice thereof to the other party on or prior to March 31, 2003 and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Combination to occur on or before such date); or

        (c)  by either Paul-Son or B&G if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination; or

        (d)  by B&G, in accordance with Section 5.4(c); provided, however, that no termination pursuant to this Section 7.1 (d) shall be deemed effective unless B&G shall have complied with all provisions contained in Section 5.4, including the notice provision therein, and the applicable requirements of Section 7.3, including the payment of the termination fee pursuant to Section 7.3(b); or

        (e)  by Paul-Son, in accordance with Section 5.4(c); provided, however, that no termination pursuant to this Section 7.1 (e) shall be deemed effective unless Paul-Son shall have complied with all provisions contained in Section 5.4, including the Notice provision therein, and the applicable requirements of Section 7.3, including the payment of the termination fee pursuant to Section 7.3 (c); or

        (f)    by Paul-Son or B&G if there has been a breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by B&G) or Section 6.3(a) or (b) (in the case of termination by Paul-Son) not to be satisfied, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach; or

        (g)  by Paul-Son or B&G if Ladenburg Thalmann & Co., Inc. does not deliver the Fairness Opinion to Paul-Son's Board of Directors within six weeks from the date of this Agreement, except where Ladenburg's failure to deliver timely results from a delay or failure by such terminating party to deliver information necessary to finalize the Fairness Opinion; or

        (h)  by B&G not later than twenty (20) days after delivery of the Fairness Opinion, if the Fairness Opinion reflects a valuation of B&G and Bud Jones which is materially different from the valuation thereof provided to Paul-Son by Ladenburg Thalmann & Co., Inc. prior to the date of this Agreement.

SECTION 7.2    EFFECT OF TERMINATION

        In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Paul-Son or B&G or their respective agents, administrators, officers, directors, stockholders or Affiliates, except as set forth in Section 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that the provisions of Sections 5.18, 7.2, 7.3 and Article VIII of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

SECTION 7.3    FEES AND EXPENSES

        (a)  Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Combination is consummated.

        (b)  B&G shall pay to Paul-Son a termination fee of $1.0 million via wire transfer of same-day funds on the date B&G terminates this Agreement pursuant to Section 7.1(d). B&G's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Paul-Son against B&G, its affiliates or any of their respective directors, officers, employees, agents, advisors or other representatives with respect to this Agreement and occurrences giving rise to such payment.

        (c)  Paul-Son shall pay B&G a termination fee of $1.0 million via wire transfer of same-day funds on the date Paul-Son terminates this Agreement pursuant to Section 7.1(e). Paul-Son's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of B&G against Paul-Son and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to this Agreement and occurrences giving rise to such payment.

SECTION 7.4    AMENDMENT

        This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, to the extent required, at any time before or after approval of the matters presented in connection with the Combination by the stockholders of Paul-Son, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 7.5    EXTENSION; WAIVER

        At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective boards of directors, to the extent required, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII.

MISCELLANEOUS

SECTION 8.1    NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

        None of the representations, warranties and covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

SECTION 8.2    NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  if to any of B&G, to

    Bourgogne et Grasset SA
    ZI Beaune Savigney
    21200 Beaune, France
    Attention: Chief Executive Officer and President
    Facsimile: 33 380 26 26 01

    with a copy to

    CMS Bureau Francis Lefebvre — New York
    712 Fifth Avenue, 29th floor
    New York, NY 10019
    Attn: Carina Levintoff, Esq.
    Facsimile: (212) 246-2951

    Cooper Perskie April Niedelman Wagenheim & Levenson, P.A.
    1125 Atlantic Avenue
    Atlantic City, New Jersey 08401
    Attn: Laura McAllister Cox, Esq.
    Facsimile: (609) 348-5389

        (b)  if to Paul-Son, to

    Paul-Son Gaming Corporation
    1700 Industrial Road
    Las Vegas, Nevada 89102
    Attention: Chief Executive Officer and President
    Facsimile: (702) 384-3813

    with a copy to:

    Kummer, Kaempfer, Bonner & Renshaw
    3800 Howard Hughes Parkway
    7th Floor
    Las Vegas, NV 89109
    Attn: Michael J. Bonner, Esq.
    Facsimile: (702) 796-7181

SECTION 8.3    INTERPRETATION

        When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 11, 2002. All amounts set forth in "dollars" or "$" shall refer to U.S. dollars unless otherwise expressly provided in this Agreement.

SECTION 8.4    COUNTERPARTS

        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 8.5    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES

        This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.10, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither of Paul-Son nor B&G make any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

SECTION 8.6    GOVERNING LAW

        This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to any applicable conflicts of law.

SECTION 8.7    ASSIGNMENT

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or otherwise transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 8.8    SEVERABILITY; JUDICIAL REVISION

        Except to the extent that the application of this Section 8.8 would be reasonably likely to have a Paul-Son Material Adverse Effect with respect to Paul-Son or a B&G Material Adverse Effect with respect to B&G, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If a court shall hold that the amount, duration, geographic area or scope of any provision of this Agreement is excessive or unreasonable under the circumstances then existing, the parties agree that such provision may be judicially revised such that the maximum amount, duration, geographic area or scope deemed reasonable under such circumstances by such court shall be substituted for the stated amount, duration, geographic area or scope.

SECTION 8.9    SPECIFIC PERFORMANCE

        The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party hereto waives any objection to the imposition of such relief.

SECTION 8.10    CHOICE OF FORUM; ATTORNEYS' FEES

        Any lawsuit, controversy, dispute or other proceeding in respect of this Agreement shall be adjudicated by any court of competent jurisdiction sitting in Clark County in the State of Nevada. For such purposes, the parties to this Agreement hereby submit and consent to the jurisdiction of such courts. The prevailing party in any lawsuit, controversy, dispute or other proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which it may be entitled.

[Signature Page Follows]

        IN WITNESS WHEREOF, Paul-Son and B&G have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

"PAUL-SON" PAUL-SON GAMING CORPORATION, a Nevada corporation
By:	/s/ ERIC P. ENDY Eric P. Endy, Chairman, President and Chief Executive Officer

"B&G" ETABLISSEMENTS BOURGOGNE ET GRASSET SA, a société anonyme organized under the laws of France
By:	/s/ GÉRARD P. CHARLIER Gérard P. Charlier, President and Chief Executive Officer

Exhibit A

NOTE

Exhibit B

Form of Warrant

Exhibit C

Opinions of Counsel to Paul-Son

Exhibit D

Endy Employment Agreement

Exhibit E

Non-Competition Agreements

Exhibit F

Opinion of Counsel to B&G

REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT dated as of this 11 day of April 2002, among Paul-Son Gaming Corporation, a Nevada corporation (the "Company"), and the stockholders of the Company listed on the signature pages hereto (collectively the "Investors" or individually an "Investor").

        WHEREAS, the Investors own shares of the Common Stock, $0.01 par value per share (the "Common Stock"), of the Company; and

        WHEREAS, the parties hereto deem it to be in their respective best interests to set forth the rights of the Investors in connection with public offerings and related matters.

        NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Investors hereby agree as follows:

        SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a)  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          (b)  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          (c)  "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

          (d)  "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

          (e)  "Permitted Transferee" shall mean any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of an Investor or any transferee receiving not less than 25,000 shares of Common Stock from an Investor or a Permitted Transferee to the extent such Investor or Permitted Transferee assigns rights under this Agreement to such transferee pursuant to Section 15.

          (f)    "Registrable Shares" shall mean all shares of Common Stock held by an Investor or a Permitted Transferee, including those obtainable by exercise or conversion of options, warrants or convertible securities, where the Investor originally obtained the shares or other underlying securities from the Company, Eric P. Endy, the Paul S. Endy Living Trust or any successor or assign of any of the foregoing.

          (g)  "Requisite Holders" shall mean the holders of at least 25% of the Registrable Shares as of the date of determination (based on Common Stock equivalents), voting together as a single class.

          (h)  "Restricted Shares" shall mean the shares of Common Stock and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock, and any securities received in respect thereof, which are held by an Investor or any transferee of an Investor on the date of determination and which may not then be sold immediately in a single transaction pursuant to Rule 144.

          (i)    "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

          (j)    "Securities Act" shall mean the Securities Act of 1933 or any successor Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          (k)  "Share Exchange Agreement" shall mean the Agreement and Plan of Exchange and Stock Purchase dated the date hereof between the Company and Etablissements Bourgogne et Grasset SA.

          (l)    "Transfer" shall include any disposition of any Restricted Shares or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act other than any such disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

        SECTION 2. Required Registration. On any date more than two (2) years after the Closing Date (as defined in the Share Exchange Agreement), if the Company shall be requested in writing by the Requisite Holders to effect the registration under the Securities Act of Registrable Shares either (i) constituting at least 25% of the Registrable Shares or (ii) having a proposed offering price of at least $1,000,000, the Company shall promptly use its best efforts to effect the registration under the Securities Act of all Registrable Shares requested by the Requisite Holders to be so registered; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

          (a)  the Company shall not be obligated to use its best efforts to file and cause to become effective (i) more than two registration statements initiated pursuant to this Section 2 pursuant to which the Registrable Shares included therein could have been effectively sold thereunder; provided, however, that any registration proceeding begun pursuant to this Section 2 which is subsequently withdrawn for any reason at the direction of the Company shall not count towards such two registration statements which the holders of Registrable Shares have the right to cause the Company to effect pursuant to this Section 2; or (ii) any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days;

          (b)  the Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this Section 2 if (a) at the time of such request the Company is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Restricted Shares may request the inclusion of Registrable Shares pursuant to Section 3 or (b) the Company shall furnish to the holders of Registrable Shares requesting such registration a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement (provided that the Company may not utilize the right set forth in this clause (b) more than once in any twelve (12) month period); and

          (c)  with respect to any registration pursuant to this Section 2, the Company may include in such registration, any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

            (i)    first, the Registrable Shares requested to be included in such registration (or, if necessary, the Registrable Shares pro rata, based upon the number of Restricted Shares (based upon Common Stock equivalents) owned by each holder thereof at the Registration Date);

2

            (ii)  second, the Primary Shares; and

            (iii)  third, the Other Shares.

        SECTION 3. Piggyback Registration. If the Company at any time more than two (2) years after the Closing Date proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the holders of Registrable Shares of its intention to so register the Primary Shares or Other Shares and, upon written request given by the holders of Registrable Shares within 30 days after delivery of any such notice by the Company (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

            (i)    first, the Primary Shares;

            (ii)  second, the Registrable Shares requested to be included in such registration (or, if necessary, the Registrable Shares pro rata, based upon the number of Registrable Shares owned at the time by each holder thereof) and all Other Shares, on pari passu basis.

        SECTION 4. Registrations on Form S-3.

          (a)  The Company shall use its reasonable best efforts to remain qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto. The Requisite Holders shall have the right to request in writing commencing at any time more than two (2) years after the Closing Date, not more than a total of three (3) registrations on Form S-3 or such successor form of Registrable Shares which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Shares and (iii) relate to Registrable Shares having an anticipated aggregate offering price of at least $375,000. A requested registration on Form S-3 or any such successor form in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2 but shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this Section 4, be subject to the terms and conditions of Section 2. The foregoing to the contrary notwithstanding, no registration statement may be requested under this Section 4 within ninety (90) days after the effective date of (a) a registration statement filed under Section 2 or (b) a registration statement filed under Section 3 in which all requested Registrable Shares were included.

          (b)  Any provision of this Agreement to the contrary notwithstanding, if the Share Exchange Agreement is terminated for any reason, then: (i) the Requisite Holders shall have the right to request in writing commencing at any time after the date of termination of the Share Exchange Agreement and continuing for a two year period thereafter one (1) registration on Form S-3 or any successor form, which request shall (A) state the intended number of Registrable Shares to be sold or disposed of and (B) state the intended method of disposition of such Registrable Shares; (ii) such registration shall be subject to all applicable terms and provisions of this Agreement; and (iii) the Investors shall have no other registration rights under this Agreement.

        SECTION 5. "Market Stand-Off" Agreement. If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Sections 2, 3 or 4) for sale to the public, holders of Registrable Shares shall not sell publicly, make any short sale of, grant

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any option for the purchase of, or otherwise dispose publicly of any Restricted Shares (other than those shares of Common Stock included in such registration pursuant to Sections 2, 3 or 4) without the prior written consent of the Company for a period designated by the Company in writing to holders of Registrable Shares, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement.

        SECTION 6. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

          (a)  use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier); provided, however that in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended until all such Registrable Shares are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement.

          (b)  furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a draft prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of such Registrable Shares (the "Holders' Counsel") and copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to Holders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

          (c)  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

          (d)  notify in writing Holders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (e)  use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such states as the holders of such Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable

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  to enable the holders of such Registrable Shares to consummate the disposition in such states of such Registrable Shares; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

          (f)    furnish to the holders of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the holders of such Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

          (g)  use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Shares to consummate the disposition of such Registrable Shares;

          (h)  notify the holders of such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 6, of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the holders of such Registrable Shares, prepare and furnish thereto the holders of such Registrable Shares a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i)    make available for inspection by the holders of such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the holders of such Registrable Shares or any underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The holders of such Registrable Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

          (j)    use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

          (k)  use its best efforts to obtain from its counsel an opinion or opinions in customary form;

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          (l)    provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

          (m)  issue to any underwriter to which a holder of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

          (n)  list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD");

          (o)  otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (p)  use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

        SECTION 7. Expenses. All expenses incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of Holders' Counsel, shall be paid by the Company; provided, however, that (i) all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Company but shall be borne by the holders of such Registrable Shares, in proportion to the number of Registrable Shares sold by each of them and (ii) the Company's obligation to pay or reimburse the fees and expenses of Holders' Counsel shall be limited to $20,000 for each registration statement filed pursuant to this Agreement.

        SECTION 8. Indemnification.

          (a)  In connection with any registration of any Registrable Shares under the Securities Act, the Company shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission in connection therewith, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or

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  action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by such holders or their representatives or such underwriter specifically for use in the preparation thereof or (ii) the failure of such holders, their representatives or such underwriters to deliver a copy of the prospectus or any amendment or supplement thereto after the Company has furnished such holder or underwriter with sufficient copies thereof.

          (b)  In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 8) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares, each other holder of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus amendment, supplement or document; provided, however, that, other than for fraud or willful misconduct, the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration.

          (c)  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8.

          (d)  If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such

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  indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        SECTION 9. Underwriting Agreement. To the extent that the holders of Registrable Shares shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in Sections 5, 6, 7 or 8, the provisions contained in this Agreement shall control as between the parties hereto.

        SECTION 10. Information by Holder. Each holder of Registrable Shares shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

        SECTION 11. Rule 144 and Rule 144A.

        With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Restricted Shares without registration, the Company will use its best efforts to:

          (a)  make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b)  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c)  furnish to each holder of Restricted Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Shares without registration.

        SECTION 12. No Conflict of Rights. The Company represents and warrants to the Investors that the registration rights granted hereunder do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby. Without limiting the generality of the foregoing, in no event shall the Company grant any registration rights to any holder of its securities which would allow such holder to: (a) include securities in any registration filed under Section 2 unless under the terms of such grant, such holder may include securities in such registration only to the extent inclusion thereof would not reduce the amount of Registrable Shares included therein; (b) make a demand registration which could have an effective date within 90 days of the effective date of any registration filed pursuant to Section 2 or (c) preclude exercise of rights under Section 3, provided that a proration provision similar to the proviso in Section 3 in favor of such holder would not violate this Section 12.

        SECTION 13. Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Shares. Moreover, the registration rights set forth in this Agreement shall not be available to any Investor or Permitted Transferee if all of the Registrable

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Securities then owned by such Investor or Permitted Transferee can be sold by such Investor immediately pursuant to Rule 144.

        SECTION 14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investors and, subject to Section 15, the respective successors and assigns thereof.

        SECTION 15. Assignment. Subject to the terms hereof, an Investor may assign rights hereunder to one or more Permitted Transferees of Restricted Shares; provided, however, that each such Permitted Transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the seller or transferor hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

        SECTION 16. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous arrangements or understandings with respect to the subject matter hereof.

        SECTION 17. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Company, to: Paul-Son Gaming Corporation 1700 Industrial Road Las Vegas, Nevada 89102 Attn: Chief Executive Officer and President Fax: (702) 284-3863

with a copy to:
Kummer Kaempfer Bonner & Renshaw 3800 Howard Hughes Parkway 7th Floor Las Vegas, Nevada 89109 Attn: Michael J. Bonner, Esq. Fax: (702) 796-7181

(ii)	if to the Investors, or any of them, to: [Name of the Investor] c/o Bourgogne et Grasset SA ZI Beaune Savigny 21200 Beaune, Francee Attn: Chief Executive Officer and President Fax: 33 380 26 26 01

with a copy to:
CMS Bureau Francis Lefebvre-New York 712 Fifth Avenue, 29th floor New York, New York 10019 Attn: Carina Levintoff, Esq. Fax: (212) 246-2951

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All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

        SECTION 18. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the Requisite Holders.

        SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        SECTION 20. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

        SECTION 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to any choice of law or conflicts of law doctrine (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PAUL-SON GAMING CORPORATION
By:	/s/ ERIC P. ENDY Eric P. Endy, Chairman, President and Chief Executive Officer

HOLDING WILSON SA
By:	/s/ FRANCOIS CARRETTE Francois Carrette, President

COMPAGNIE D' ARBITRAGE FINANCIER ET FONCIER
By:	/s/ BENOIT AUCOUTURIER Benoit Aucouturier, Chief Executive Officer

BELLANGER-SOPROMAT
By:	/s/ GÉRARD P. CHARLIER Name: Gérard P. Charlier Title:

/s/ GÉRARD P. CHARLIER Gérard P. Charlier
/s/ CHRISTOPHE GASSIES Christophe Gassies
/s/ CLAIRE CHARLIER Claire Charlier
/s/ FRANCOIS CARRETTE Francois Carrette
/s/ ELIZABETH CARRETTE Elizabeth Carrette
/s/ BENOIT AUCOUTURIER Benoit Aucouturier
/s/ LAURENCE BELLANGER Laurence Bellanger

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QuickLinks

EXHIBIT 10.01
AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE
R E C I T A L S
ARTICLE I. CLOSING; PURCHASE; EXCHANGE
ARTICLE II. PROCEDURES; TAX TREATMENT
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF B&G
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PAUL-SON
ARTICLE V. COVENANTS
ARTICLE VI. CONDITIONS TO COMBINATION
ARTICLE VII. TERMINATION AND AMENDMENT
ARTICLE VIII. MISCELLANEOUS
REGISTRATION RIGHTS AGREEMENT